UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.             )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as
☒ Definitive Proxy Statement	permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
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Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Stockholders

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard

Los Angeles, California 90045

May 13, 2009

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS

The 2009 Annual Meeting of Stockholders of Mattel, Inc. will be held on Wednesday, May 13, 2009 at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, CA 90045. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of the twelve directors named in the Proxy Statement.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2009.

3.	A stockholder proposal regarding certain reports by the Board of Directors.

4.	A stockholder proposal regarding special shareowner meetings.

5.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the twelve nominees for director named in the Proxy Statement, a vote FOR the proposal described above in item 2 and a vote AGAINST the proposals described above in items 3 and 4.

We are pleased to take advantage of new Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, including this Notice of Annual Meeting, the Proxy Statement, our 2008 Annual Report, a form proxy card or voting instruction form and the Admission Policy. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe that this new process will allow us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

If you were a holder of record of Mattel common stock at the close of business on March 20, 2009, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012 during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-642-1111.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

March 30, 2009

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please so indicate when you submit your proxy by mail, telephone or via the Internet and bring with you the items that are required pursuant to Mattel’s Admission Policy for the 2009 Annual Meeting. A description of the Admission Policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.”

Whether or not you expect to attend the Annual Meeting, please submit a proxy to vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy by mail, by telephone or via the Internet. You may obtain directions to the Sheraton Gateway Hotel Los Angeles Airport by calling the hotel at (310) 642-1111 or going to its Internet site at http://www.sheratonlosangeles.com. If you wish to vote by telephone or via the Internet, please follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form with regard to telephone or Internet voting. If you received a paper copy of the proxy materials and wish to vote by mail, please complete, date, sign and return the proxy card in the postage-prepaid envelope as soon as possible. If you only received the Notice of Internet Availability of Proxy Materials, you may request a paper proxy card by following the instructions in the notice.

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2009

GENERAL INFORMATION

Mattel’s 2009 Annual Meeting of Stockholders will be held on May 13, 2009, at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045.

The Board of Directors of Mattel (“Board”) is soliciting proxies to be used at the Annual Meeting. As permitted by the Securities and Exchange Commission (“SEC”), Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about March 30, 2009, we will mail to most stockholders only a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials to the rest of our stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2008 Annual Report. The notice also instructs you on how you may submit your proxy via the Internet, by telephone or in writing. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

This Notice of Annual Meeting, the Proxy Statement and our 2008 Annual Report will also be available at our investor relations website at http://www.mattel.com (click on the “Investors and Media” tab followed by the “Financial Info/Annual Report/Proxy” tab) on or about March 30, 2009.

Who Is Entitled to Vote

The Board has fixed March 20, 2009 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were 358,492,363 outstanding shares of Mattel common stock held by approximately 37,428 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

How to Vote if You Are the Record Holder of Your Stock

If you are the record holder of your stock, you may vote by submitting your proxy by telephone or Internet or through the mail.

•	Internet and telephone voting

To vote by Internet, follow the instructions on the Notice of Internet Availability of Proxy Materials or go to the Web address stated on your proxy card.

To vote by telephone, follow the instructions on the Notice of Internet Availability of Proxy Materials or call the toll-free number on your proxy card.

•	Voting by mail

As an alternative to voting by telephone or via the Internet, you may vote by mail.

If you received only the Notice of Internet Availability of Proxy Materials, you may follow the procedures outlined in such notice to request a paper proxy card to submit your vote by mail.

If you received a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How to Vote if a Bank, Broker or Other Nominee Is the Record Holder of Your Stock

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting instruction form that you receive from your bank, broker or other nominee.

Quorum; How Votes Are Counted

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting must be present in person or by properly executed proxy. In determining whether we have a quorum at the Annual Meeting, we will count shares that are voted as well as abstentions and “broker non-votes.” Broker non-votes are explained below in the section titled “Broker Voting and Broker Non-Votes.” However, on each proposal, shares that abstain from voting on a proposal and broker non-votes will not be counted as votes cast either “for” or “against” that proposal, and thus will not have any effect as to whether the proposal is approved.

How the Election of Directors Works; Majority Voting Standard

At our 2007 Annual Meeting, our stockholders approved an amendment to our Certificate of Incorporation to eliminate cumulative voting in the election of directors. In connection with this amendment, the Board amended our Bylaws to adopt a majority voting standard for the election of directors. Under this standard, in any “uncontested election” (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each director will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast with respect to that director’s election. In any “contested election” (i.e., an election where the number of nominees exceeds the number of directors to be elected), directors will be elected by the vote of a “plurality” of the votes cast, meaning that the nominees receiving the greatest number of votes “for” their election, up to the maximum number of directors to be elected at the meeting, will be elected. In the case of both contested and uncontested elections, “abstentions” and “withheld” votes will have no effect on a director’s election.

Under our majority voting bylaw, any nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but will instead continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, our Bylaws provide that if any incumbent nominee is not elected at an annual meeting and no successor has been elected at the meeting, that director must tender his or her resignation to the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation.

The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal.

How Your Proxy Will Be Voted

If you submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

•	“for” the election as directors of the nominees named in this Proxy Statement;

•	“for” proposal 2; and

•	“against” proposals 3 and 4.

If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.

The Board does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

You may revoke your proxy at any time before it is voted. You may revoke your proxy by:

•	delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than your proxy;

•	signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting;

•

if you voted by telephone or via the Internet, calling the telephone voting number again or visiting the Internet voting site and changing your vote, up to 10:00 p.m. (Los Angeles time) on May 12, 2009 (the business day before the Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 10:00 p.m. (Los Angeles time) on May 8, 2009 (three business days before the Annual Meeting); or

•	attending the Annual Meeting and voting in person.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later proxy to the Secretary of Mattel at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker and have instructed the broker as to how to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting.

Broker Voting and Broker Non-Votes

Mattel’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MAT.” The NYSE has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Mattel expects that the NYSE will evaluate the proposals to be voted on at the Annual Meeting to determine whether each proposal is a discretionary or non-discretionary matter. A broker may submit a proxy on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted in determining the number of votes cast as to non-discretionary matters. Thus, on each proposal regarding a non-discretionary matter, broker non-votes will not count as votes cast “for” or “against” the proposal and accordingly will not have any effect as to whether the proposal is approved.

Admission Policy for Annual Meeting

Mattel restricts admission to the Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 20, 2009, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 20, 2009. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 20, 2009, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 20, 2009, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 20, 2009.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 20, 2009, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you owned shares of Mattel common stock as of the close of business on March 20, 2009.

Examples of proof of ownership include the following: (1) an original or a copy of the voting instruction form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 20, 2009, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 20, 2009.

If you acquired your shares of Mattel common stock at any time after the close of business on March 20, 2009, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

if a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 20, 2009, or (2) a brokerage account statement as of a date after March 20, 2009 indicating that you own Mattel common stock; or

•	if you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 20, 2009.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 20, 2009, then you must bring:

•	the executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 20, 2009;

•	valid personal photo identification (such as a driver’s license or passport); and

•

if the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 20, 2009, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 20, 2009, in the form of (1) an original or a copy of the voting instruction form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 20, 2009.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted in person at the Annual Meeting only by (a) the record holder as of the close of business on March 20, 2009 or (b) a person holding a valid proxy executed by such record holder.

“Householding”

The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.

We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

PRINCIPAL STOCKHOLDERS

As of March 20, 2009, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel’s common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned
Franklin Mutual Advisors, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078	21,510,972	(1)	6.0	%(1)
Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	19,225,500	(2)	5.4	%(2)

(1)	As reported in a Schedule 13G/A dated as of January 12, 2009 and filed with the SEC on January 15, 2009 by Franklin Mutual Advisors, LLC (“Franklin Mutual Advisors”). The Schedule 13G/A states that Franklin Mutual Advisors may be deemed to beneficially own an aggregate of 6.0% of Mattel’s common stock, and that they have sole voting power and dispositive power as to all of such shares.

(2)	As reported in a Schedule 13G dated as of February 9, 2009 and filed with the SEC on February 17, 2009 by Capital Research Global Investors. The Schedule 13G states that Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 19,225,500 shares of Mattel’s common stock as a result of CRMC acting as investment advisors to various investment companies registered under Section 8 of the Investment Company Act of 1940.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 20, 2009, by (1) each director and nominee for director, (2) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Mattel as of December 31, 2008 and (3) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	434,986	(2)
Michael J. Dolan	Director	72,573	(2)
Robert A. Eckert	Chairman of the Board and Chief Executive Officer	3,804,375	(2)(3)
Kevin M. Farr	Chief Financial Officer	744,179	(2)(4)
Dr. Frances D. Fergusson	Director	12,955	(2)
Neil B. Friedman	President, Mattel Brands	1,282,006	(2)(4)
Tully M. Friedman	Director	187,716	(2)(5)
Dominic Ng	Director	24,455	(2)(6)
Vasant M. Prabhu	Director	11,547	(2)
Dr. Andrea L. Rich	Director	82,573	(2)
Ronald L. Sargent	Director	65,724	(2)
Dean A. Scarborough	Director	8,985	(2)
Christopher A. Sinclair	Director	82,437	(2)
Bryan G. Stockton	President, International	584,396	(2)(4)(7)
G. Craig Sullivan	Director	102,173	(2)(8)
Kathy Brittain White	Director	78,473	(2)
All current Directors and Executive Officers, as a group (22 persons)		9,265,784	(9)

(1)	Mr. Eckert owns or controls, or may be deemed to beneficially own or control, approximately 1.1% of Mattel’s common stock. No other director or executive officer named above owns or controls, or may be deemed to beneficially own or control, 1.0% or more of any class of capital stock of Mattel. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)

Includes shares of common stock that the following directors and executive officers have the right to acquire by exercise of options within 60 days following March 20, 2009: Mr. Debrowski, 430,375; Mr. Dolan, 43,455; Mr. Eckert, 3,772,250; Mr. Farr, 716,718; Dr. Fergusson, 11,955; Mr. Neil Friedman, 1,236,125; Mr. Tully Friedman, 82,455; Mr. Ng, 17,955; Mr. Prabhu, 8,985; Dr. Rich, 67,455; Mr. Sargent, 43,455; Mr. Scarborough, 8,985; Mr. Sinclair, 72,455;

Mr. Stockton, 570,375; Mr. Sullivan, 72,455; and Ms. White, 67,455. Also includes shares of stock that the following directors will obtain from vesting of restricted stock units within 60 days following March 20, 2009: Mr. Dolan, 2,000; Dr. Fergusson, 1,000; Mr. Tully Friedman, 2,000; Mr. Ng, 2,000; Dr. Rich, 2,000; Mr. Sargent, 2,000; Mr. Sinclair, 2,000; Mr. Sullivan, 2,000; and Ms. White, 2,000.

(3)	5,000 of these shares are held in the Eckert Family Trust dated January 31, 2002, Robert A. Eckert and Kathleen M. Eckert, trustees. In addition to the amount shown above in the table, Mr. Eckert holds 685,468 vested deferred restricted stock units.

(4)	Includes shares of common stock that the following executive officers hold through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as of March 20, 2009: Mr. Farr, 12,386; Mr. Neil Friedman, 3,702; and Mr. Stockton, 6,931.

(5)	103,261 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(6)	4,500 of these shares are held in the Dominic Ng and Ellen Wong Family Trust dated October 21, 1998.

(7)	3,212 of these shares are held by Mr. Stockton as trustee of the Bryan G. Stockton Living Trust.

(8)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 10,000 of these shares are held by Mr. Sullivan as trustee of the Craig and Maureen Sullivan Living Trust, amended and restated May 26, 2007. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(9)	The amount stated represents approximately 2.6% of the outstanding shares of common stock. The amount stated also includes an aggregate of 8,851,465 shares of common stock that may be acquired upon the exercise of options within 60 days following March 20, 2009, which represents approximately 2.5% of the outstanding shares of common stock; and an aggregate of 17,000 restricted stock units that will vest and be settled in common stock within 60 days following March 20, 2009, which represents less than .01% of the outstanding shares of common stock.

PROPOSALS

We have included four proposals in this Proxy Statement. The first two proposals are proposals supported by the Board. The Board considered the proposals on January 30, 2009 and March 26, 2009, and the Board’s recommendation on each proposal appears after the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of twelve members.

The Board has nominated twelve nominees for election at the Annual Meeting, to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. All of the nominees are currently directors.

If you submit your proxy, unless you give instructions to the contrary, the proxy holders will cast your votes “for” the election of the nominees listed below. If, before the Annual Meeting, any nominee becomes unavailable to serve, the Board may identify a substitute for such nominee and treat votes “for” the unavailable nominee as votes “for” the substitute. We presently believe that each of the nominees named below will be available to serve.

As discussed above in “General Information—How the Election of Directors Works; Majority Voting Standard,” the twelve candidates who receive a vote of a majority of the votes cast for his or her election will be elected, and each incumbent nominee who does not receive a majority of the votes cast for his or her election will continue to serve on the Board as a “holdover” director until that director’s successor is elected and qualified or until the director’s removal or resignation.

Mr. Eckert’s employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board, and Mattel’s Bylaws provide that the Chairman of the Board shall be a director of Mattel. Otherwise, no nominee has any arrangement or understanding with Mattel or, to Mattel’s knowledge, any other person or persons, pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

Information Concerning Nominees to the Board

The nominees for election as directors are listed below. All of the nominees are currently directors. Each nominee has furnished the information as to his or her beneficial ownership of common stock as of March 20, 2009 and the nominee’s principal occupation(s). Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

Name	Principal Occupation or Position	Age	Director Since
Michael J. Dolan	Chairman, America’s Choice, Inc.	62	2004

Robert A. Eckert	Chairman of the Board and Chief Executive Officer of Mattel, Inc. (also a director of McDonald’s Corporation)	54	2000

Dr. Frances D. Fergusson	President Emeritus, Vassar College (also a director of Wyeth Pharmaceuticals)	64	2006

Tully M. Friedman	Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC, a private investment firm (also a director of The Clorox Company)	67	1984

Dominic Ng	Chairman, Chief Executive Officer and President, East West Bancorp, Inc. and East West Bank (also a director of the Federal Reserve Bank of San Francisco, Los Angeles Branch)	50	2006

Vasant M. Prabhu	Executive Vice President and Chief Financial Officer, Starwood Hotels and Resorts Worldwide, Inc.	49	2007

Dr. Andrea L. Rich	Former President, Chief Executive Officer and Director, Los Angeles County Museum of Art (also a founding director of the Private Bank of California and a director of Douglas Emmett Real Estate Investment Trust)	65	1998

Ronald L. Sargent	Chairman and Chief Executive Officer, Staples, Inc. (also a director of Staples, Inc. and The Kroger Co.)	53	2004

Dean A. Scarborough	President and Chief Executive Officer, Avery Dennison Corporation (also a director of Avery Dennison Corporation)	53	2007

Christopher A. Sinclair	Former Chairman, Scandent Holdings, Mauritius	58	1996

G. Craig Sullivan	Former Chairman and Chief Executive Officer, The Clorox Company (also a director of Kimberly-Clark Corporation and The Goodyear Tire & Rubber Company)	68	2001

Kathy Brittain White	Founder, Horizon Institute of Technology; Founder, Rural Sourcing, Inc. (also a director of Novell, Inc.)	59	2001

Except as described below, each of the directors has served in the principal occupation or position indicated in the above table for at least the past five years.

Mr. Dolan has served as Chairman of America’s Choice, Inc. since October 2004. He served as Executive Vice President and Chief Financial Officer of Viacom Inc. from May 2004 to December 2006. He also served as Senior Advisor to Kohlberg Kravis Roberts & Co. from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc.: Chairman and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000).

Mr. Eckert has been Chairman of the Board and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was

Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel.

Dr. Fergusson served as President of Vassar College from 1986 to June 2006. Prior to that, she served as Provost and Vice President for Academic Affairs at Bucknell University from 1982 to 1986. Prior to that, she held the following positions with the University of Massachusetts at Boston: Assistant Chancellor (1980 to 1982) and Associate Professor of Art (1975 to 1982).

Mr. Tully Friedman has served as Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years.

Mr. Ng has served as Chairman, Chief Executive Officer and President of East West Bancorp, Inc. and East West Bank since 1992. Prior to that, Mr. Ng was President of Seyen Investment, Inc. from 1990 to 1992, and prior to that Mr. Ng served for over a decade as a Certified Public Accountant with Deloitte & Touche LLP.

Mr. Prabhu has served as Executive Vice President and Chief Financial Officer of Starwood Hotels and Resorts Worldwide, Inc. (“Starwood”) since January 2004. Prior to joining Starwood, Mr. Prabhu served as Executive Vice President and Chief Financial Officer of Safeway, Inc. from September 2000 through December 2003.

Dr. Rich served as President and Chief Executive Officer and Director of the Los Angeles County Museum of Art (“LACMA”) from 1999 to 2005, and as President and Chief Executive Officer of LACMA from 1995 to 1999. Prior to that, she served as Executive Vice-Chancellor and Chief Operating Officer of the University of California, Los Angeles, from 1991 to 1995.

Mr. Sargent has served as Chairman of Staples, Inc. since March 2005 and as Chief Executive Officer of Staples, Inc. since 2002. He additionally served as President of Staples, Inc. from 1998 to 2005.

Mr. Scarborough has served as President and Chief Executive Officer of Avery Dennison Corporation since May 2005. From 2000 to May 2005, he was President and Chief Operating Officer of Avery Dennison Corporation.

Mr. Sinclair served as Chairman of Scandent Holdings, a Mauritius-based information technology investment company, from May 2002 through December of 2008 and served as Executive Chairman of Cambridge Solutions Corporation Ltd. from November 2005 to January 2009. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2001 to 2004. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002. Prior to that, he served as Chairman and Chief Executive Officer of Caribiner International, Inc. from 1999 to 2000. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

Mr. Sullivan served as Chairman and Chief Executive Officer of The Clorox Company from 1992 to 2003 and retired in 2003 after 32 years with The Clorox Company.

Ms. White founded the Horizon Institute of Technology in 2002. She also founded Rural Sourcing, Inc., an information technology services provider in 2003. Ms. White served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 until February 2003. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings

During 2008, the Board held six meetings. No director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which he or she served.

Mr. Eckert serves as Chairman of the Board and Chief Executive Officer of Mattel. For a description of Mr. Eckert’s compensation, see “Compensation Discussion and Analysis,” beginning at page 28. The remuneration of the other directors, who are all non-employee directors, is explained in “Director Compensation,” beginning at page 79.

Non-Employee Director Stock Ownership

The Board has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options or received upon vesting of restricted stock units. These policies state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership of three times the annual cash retainer paid to each member (the annual cash retainer is currently $100,000). For this purpose, stock holdings are valued at the greater of actual cost or market value. Directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors receive credit for such amounts. As a result of an increase in the annual retainer in 2008, from $65,000 to $100,000, the Board members have up to an additional two years to meet their target minimum stock ownership levels.

In addition, during their service on the Board, non-employee members of the Board are generally required to hold the Mattel stock options (or if they exercise Mattel stock options, to hold the stock acquired by exercise of those options) and the stock received upon vesting of restricted stock units, except for (1) sales in connection with stock option exercises or restricted stock unit vesting that occur within one year of the date on which the member will be retiring from the Board, or (2) sales to cover the estimated taxes payable as a result of the stock option exercise or restricted stock unit vesting, transaction costs and the exercise price in the case of a stock option.

Board Committees

Audit Committee

Mattel’s Audit Committee is chaired by Mr. Dolan and includes Mr. Ng, Mr. Prabhu, Mr. Sinclair and Ms. White as members. All of the members of the committee are independent directors. During 2008, the Audit Committee held twelve meetings.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling the Board’s oversight responsibilities regarding:

•	the quality and integrity of Mattel’s financial reports;

•	the independence, qualifications and performance of Mattel’s independent registered public accounting firm;

•	the performance of Mattel’s internal audit function; and

•	Mattel’s compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the committee.

The Audit Committee meets periodically, in separate executive sessions, with management, the senior internal auditing officer and the independent registered public accounting firm. The committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the committee or to meet with any members of, or consultants to, the committee. The committee has the authority to retain independent legal, accounting or other advisors, to the extent it deems necessary or appropriate.

Additional duties and responsibilities of the Audit Committee are outlined in the committee’s charter, and include the following:

•	to pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm;

•	to meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed;

•	to review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group;

•	to discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies; and

•

to discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Governance and Social Responsibility Committee

Mattel has a Governance and Social Responsibility Committee chaired by Mr. Sinclair that includes Dr. Fergusson, Dr. Rich, Mr. Sargent, and Mr. Scarborough as members. All of the members of the committee are independent directors. During 2008, the Governance and Social Responsibility Committee held five meetings.

The primary purposes of the Governance and Social Responsibility Committee are:

•

to assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders;

•	to develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel;

•	to lead the evaluation of the Board’s performance;

•	to recommend to the Board nominees for each committee;

•

to assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters and environmental, health and safety issues; and

•	to provide oversight with regard to philanthropic activities.

The committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and smoothly, and has additional authority and responsibilities as specified in its charter.

Compensation Committee

Mattel has a Compensation Committee chaired by Mr. Sullivan that includes Mr. Tully Friedman, Mr. Ng, Dr. Rich and Ms. White as members. All of the members of the committee are independent directors. We intend that the members also qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and are “non-employee directors” within the meaning of the SEC’s Rule 16b-3. During 2008, the Compensation Committee held six meetings.

The purpose of the Compensation Committee is to develop, evaluate and, in certain instances, approve or determine the compensation plans, polices and programs of Mattel. The committee has the authority to undertake and may exercise all of the powers of the Board with respect to the specific responsibilities listed in the committee’s charter, including:

•	approving all forms of compensation to be provided to executives in the “Executive Leadership Band” and above in Mattel’s compensation structure;

•	reviewing and evaluating the Chief Executive Officer’s performance; and

•	administering Mattel’s short- and long-term incentive programs and equity compensation plans.

In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee also informs the non-management directors of the Board of its decisions regarding compensation for the Chief Executive Officer and other senior executives and, at times, refers its decisions to the Board for ratification.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The committee meets at least once each calendar year without the Chief Executive Officer present, and often has executive sessions where no Mattel officer or employee is present. The committee may use the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, use a compensation consultant or other professional or expert to provide data and advice to the Compensation Committee regarding the compensation of executives of Mattel and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such compensation consultant are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of Mattel management. The Compensation

Committee, in its sole discretion, approves the fees to the compensation consultant and any other terms related to the consultant’s engagement. The terms of the Compensation Committee’s charter require its compensation consultant to be “independent,” meaning it will be free from any relationship with Mattel or its officers or other members of management that the Compensation Committee determines, in its sole discretion, would interfere in the exercise of the independent judgment of the compensation consultant. In determining the independence of the compensation consultant, the terms of the Compensation Committee’s charter require it to consider the nature and extent of any services provided by the consultant to Mattel or to any executive or management of Mattel, other than at the committee’s discretion.

The Compensation Committee retained the firm Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultant in August 2007 to provide the Compensation Committee with advice and guidance on Mattel’s executive compensation program design and the evaluation of our executive compensation. Cook & Co. has not performed and does not currently provide any services to management or Mattel. Cook & Co. attends Compensation Committee meetings and meets with the Compensation Committee without management. They provide the Compensation Committee with third-party data and analysis and advice and expertise on competitive practices and trends, executive compensation plan design and proposed executive and director compensation. Cook & Co. reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chairman of the Compensation Committee. In 2008, Cook & Co. assisted the Compensation Committee on the following matters:

•	analyzing the competitive position of our executive compensation program as a whole;

•	analyzing executive base salaries;

•

reviewing the annual cash incentive program, including the achievement of performance goals for the performance at year-end on December 31, 2007 and the establishment of a new program and associated performance goals and award levels for 2008;

•

reviewing the long-term incentive program, including conversion from a cash-based to an equity-based program and review of the achievement of performance goals for the long-term incentive program cycle ending December 31, 2007;

•	reviewing the methodology for determining, and the applicable terms and conditions of, grants of equity compensation;

•	evaluating the specific elements of compensation of our Chief Executive Officer;

•	evaluating the compensation of non-employee members of the Board;

•	reviewing our 2008 Proxy Statement;

•	reviewing our executive employment agreements; and

•	reviewing amendments to our plans and agreements to comply with Section 409A of the Internal Revenue Code.

The Compensation Committee retains its authority over, and is solely responsible for, all compensation decisions.

Other Board Committees

Mattel has an Executive Committee (formerly known as the “Executive/Finance Committee”) chaired by Mr. Tully Friedman that includes Messrs. Dolan, Sinclair and Sullivan as members. During 2008, the Executive Committee held no meetings. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.

Mattel has a Finance Committee (formerly known as the “Capital Allocation Committee”) chaired by Mr. Tully Friedman that includes Dr. Fergusson, Mr. Sargent and Mr. Sullivan as members. During 2008, the Finance Committee held five meetings. The committee’s primary functions are to advise and make recommendations to the Board with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel has an Equity Grant Allocation Committee with Mr. Eckert as the sole member. The Equity Grant Allocation Committee’s primary function is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to making annual and off-cycle equity compensation grants to employees below the “Executive Leadership Band” pursuant to our 2005 Equity Compensation Plan.

Director Independence

The NYSE requires each NYSE-listed company to have a board of directors with at least a majority of independent directors. Generally, under the NYSE rules a director qualifies as independent if the listed company’s board of directors affirmatively determines that he or she has no material relationship with the company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the company. The NYSE rules specify five categories of relationships between a director and a listed company that would make a director ineligible to be independent. Mattel’s Board has adopted Corporate Governance Guidelines that include provisions regarding director independence. The Corporate Governance Guidelines are available on Mattel’s corporate Web site at http://www.mattel.com/about_us/Corp_Governance/guide.asp. These provisions incorporate the NYSE’s five categories of relationships between a director and a listed company that would make a director ineligible to be independent.

In accordance with NYSE rules and Mattel’s Corporate Governance Guidelines, the Board has affirmatively determined that each of the following directors has no material relationship with Mattel (either directly or as a partner, stockholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of both Mattel’s and the NYSE’s director independence standards, as currently in effect:

Michael J. Dolan

Dr. Frances D. Fergusson

Tully M. Friedman

Dominic Ng

Vasant M. Prabhu

Dr. Andrea L. Rich

Ronald L. Sargent

Dean A. Scarborough

Christopher A. Sinclair

G. Craig Sullivan

Kathy Brittain White

The persons listed above include (a) all of the current directors of Mattel, except the Chairman and Chief Executive Officer, and (b) all directors who are standing for election at the 2009 Annual Meeting of Stockholders, except the Chairman and Chief Executive Officer.

Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no material relationship with Mattel (either directly or as a partner, stockholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of the director independence standards in the Corporate Governance Guidelines and the NYSE director independence standards (and in the case of the Audit Committee, SEC rules) applicable to members of such committees.

In making these determinations, the Board considered, among other things, the relationships described in the following paragraph. The Board has determined that none of these relationships is material and that none of these relationships impairs the independence of any non-employee director.

The Board considered that Mr. Eckert in his personal capacity invests in private equity funds sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that these investments, which do not involve the payment of any material compensation to any director or to FFL and are not material in amount to FFL, do not adversely affect the independence of Mr. Friedman as a director of Mattel or as a member of the Compensation Committee. In addition, the Board considered that one or more directors who are not also officers of Mattel may from time to time invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

Presiding Independent Director at Executive Sessions of the Board

The independent directors of Mattel have selected Mr. Tully Friedman as the independent director to preside at executive sessions of the independent members of the Board, during which no members of management are present. The duties of the presiding independent director include all of the following:

•	presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serves as liaison between the Chairman of the Board and the independent directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.

The independent directors meet in executive session at least once every quarter.

Communications with the Board

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board, (b) any committee of the Board, (c) the presiding independent director or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

Mattel, Inc.—Secretary, Mail Stop M1-1516

333 Continental Blvd.

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

•	communications concerning company products and services;

•	solicitations;

•	matters that are entirely personal grievances; and

•	communications about litigation matters.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were twelve directors at the time of the 2008 Annual Meeting of Stockholders, and all of the directors then in office attended the meeting.

Director Nominations Process

Mattel’s Corporate Governance Guidelines set forth the process of selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying director qualifications and potential candidates.

The Guidelines provide that the full Board is responsible for selecting candidates for Board membership, and Board members are encouraged to suggest candidates for consideration. The Board delegates the screening process involved to the Governance and Social Responsibility Committee with input from the Board Chair.

Under the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the skills and characteristics required of Board members, given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the committee to be appropriate for review, are also considered.

The Governance and Social Responsibility Committee Charter also sets forth the process for identifying candidates, pursuant to which the committee actively seeks individuals qualified to become

Board members for recommendation to the Board. The committee, with input from the Board Chair, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. Candidates whom the committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee before they are selected. The committee recommends to the Board director nominees for each annual meeting of stockholders.

The Governance and Social Responsibility Committee has also adopted a Director Nominations Policy. The purposes of the Director Nominations Policy are:

•	to describe the methodology for selecting the candidates who are included in the Board’s recommended slate of director nominees; and

•	to provide a flexible set of guidelines for the effective functioning of Mattel’s director nominations process.

The Governance and Social Responsibility Committee intends to review the Director Nominations Policy at least annually, and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Governance” section of Mattel’s corporate Web site.

The Governance and Social Responsibility Committee will consider nominees recommended by Mattel’s stockholders for election to the Board if such nominations are made in accordance with our Bylaws and Director Nominations Policy. Mattel’s Bylaws and the Director Nominations Policy are available on Mattel’s corporate Web site at http://www.mattel.com/about_us/Corp_Governance/ relatedlinks.asp#.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly on Mattel’s corporate Web site at http://www.mattel.com/about_us/Corp_Governance/default.asp:

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;

•	Information on Board and Committee membership and biographies of Board members;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Restated Certificate of Incorporation;

•	Amended and Restated Bylaws;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure;

•	Policy on Adoption of a Shareholder Rights Plan; and

•	Golden Parachute Policy.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Compensation Committee Interlocks and Insider Participation

During 2008, Mr. Sullivan, Mr. Tully Friedman, Mr. Ng, Dr. Rich, and Ms. White served on the Mattel Compensation Committee. During 2008, there were no interlocks with other companies within the meaning of the SEC’s proxy rules. None of the members of the Compensation Committee is or has been an officer or employee of Mattel or any of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee operates pursuant to a written charter adopted by the Board. The amended and restated charter of the Audit Committee may be found on Mattel’s corporate Web site at http://www.mattel.com/about_us/Corp_Governance/bios.asp. A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Blvd., El Segundo, CA 90245-5012.

The Board has determined that each of the members of the Audit Committee meets the SEC and New York Stock Exchange (“NYSE”) independence requirements for members of audit committees.

The Board has further determined that each member of the Audit Committee is “financially literate,” as such term is used in the listing standards of the NYSE, and that Michael J. Dolan, the Chair of the Audit Committee, Dominic Ng, Vasant M. Prabhu and Christopher A. Sinclair are all “audit committee financial experts,” as such term is defined in Item 407(d)(5) under Regulation S-K of the Exchange Act, and have “accounting or related financial management expertise,” as such term is used in the listing standards of the NYSE.

The Audit Committee’s responsibility is to assist the Board in its oversight of:

(a)	the quality and integrity of Mattel’s financial reports;

(b)	the independence, qualifications and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;

(c)	the performance of Mattel’s internal audit function; and

(d)	the compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management, the senior internal auditing officer of Mattel and PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2008 and Management’s Report on Internal Control Over Financial Reporting. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2008.

PwC has expressed its opinion that:

(1)	Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2008 and 2007, and its results of operations and cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America; and

(2)	Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by COSO.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in separate executive sessions with management, the senior internal auditing officer and PwC. Each of PwC, the senior internal auditing officer, the Chief Financial Officer and the General Counsel has unrestricted access to the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees and Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s independence from Mattel and has also discussed with PwC the firm’s independence from Mattel.

The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing including the subject of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

(i)	the integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;

(ii)	the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary; and

(iii)	representations made by management or PwC as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by PwC to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

AUDIT COMMITTEE

Michael J. Dolan (Chair)

Dominic Ng

Vasant M. Prabhu

Christopher A. Sinclair

Kathy Brittain White

March 25, 2009

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management and with the Compensation Committee’s independent compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

COMPENSATION COMMITTEE

G. Craig Sullivan (Chair)

Tully M. Friedman

Dominic Ng

Dr. Andrea L. Rich

Kathy Brittain White

March 25, 2009

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy, each element of our executive compensation program and the decisions made in 2008 for our named executive officers.

Key Terms

In the discussion that follows, we use the terms below in discussing our compensation plans and programs.

•	2005 Equity Plan. Mattel, Inc. 2005 Equity Compensation Plan, our current equity plan under which we grant stock options and RSUs.

•	DCPEP. Mattel, Inc. Deferred Compensation and PIP Excess Plan, our non-qualified deferred compensation plan for executives.

•	Director DCP. Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors, our non-qualified deferred compensation plan for non-employee directors.

•	LTIP. Long-Term Incentive Program, our three-year incentive program, which currently has a 2008-2010 performance cycle.

•	MC. Management Committee, comprised of the NEOs and four other senior executive officers who report to the CEO.

•	MIP. Mattel Incentive Plan, our annual cash incentive plan.

•	NEOs. Named Executive Officers, our executive officers named in the Summary Compensation Table. For 2008, our NEOs and their titles were as follows:

—	Robert A. Eckert, Chairman of the Board and Chief Executive Officer (“CEO”)

—	Kevin M. Farr, Chief Financial Officer (“CFO”)

—	Neil B. Friedman, President, Mattel Brands

—	Bryan G. Stockton, President, International

—	Thomas A. Debrowski, Executive Vice President, Worldwide Operations

•	NOPAT less a capital charge. Net Operating Profit After Taxes less a capital charge, also referred to as the company financial goal.

•	PIP. Mattel, Inc. Personal Investment Plan, our tax-qualified, 401(k) savings plan.

•	SERP. 2005 Supplemental Executive Retirement Plan, our supplemental, non-qualified pension plan for certain executives.

•

RSUs. Restricted Stock Units. An RSU provides the right to receive a share of Mattel common stock (or, at the company’s discretion, the cash equivalent) upon settlement of the award. RSUs may vest over a specified period of time (time-vested RSUs) or based upon the achievement of specified performance criteria (performance-based RSUs), and may be settled upon vesting or at a later date.

Executive Summary

Our executive compensation and benefits program is designed and administered under the direction and control of the Compensation Committee of our Board. The Compensation Committee reviews and approves Mattel’s overall executive compensation strategy and policies and sets the compensation of our executive officers.

The extraordinary and deteriorating economic environment of 2008 presented challenges for many companies, including Mattel. Because Mattel has a pay-for-performance philosophy and maintains compensation programs that link the majority of the target compensation of our most senior executives to our overall performance, the total cash compensation paid to our most senior executives for 2008 reflects a notable decrease from 2007 levels. As discussed in greater detail below, our most senior executives did not receive any bonus payout under the MIP for the 2008 calendar year, the 2008 calendar year performance threshold level for the performance-based RSUs granted under the LTIP’s 2008-2010 performance cycle was not achieved, and no increases were made to our NEOs’ base salaries for 2008 and 2009.

The Compensation Committee’s decisions with respect to 2008 are discussed in more detail under the heading “Elements of Executive Officer Compensation and Benefits.” In addition, the compensation and benefits provided to our NEOs for the last three fiscal years are set forth in detail in the Summary Compensation Table and other tables that follow this Compensation Discussion and Analysis, and in the footnotes and narrative material that accompany those tables.

Executive Compensation Philosophy

Executive Compensation Objectives: As for most companies, our executive compensation program is designed to enable Mattel to:

•	recruit, retain and develop superior management talent;

•	provide competitive pay opportunities;

•	value pay-for-performance and subject a significant amount of pay to Mattel’s performance;

•	foster a long-term focus to increase stockholder value; and

•	promote a team orientation.

Guiding Principles: Three basic principles guide the Compensation Committee in establishing our executive compensation program and evaluating its effectiveness:

•	Mattel must offer competitive salaries and other benefits to be able to attract, retain and motivate highly qualified and experienced executives;

•	executives’ cash compensation in excess of base salaries should be tied to a combination of company, business unit and/or individual performance; and

•

the financial interests of Mattel’s executives should be aligned with the financial interests of stockholders, primarily through equity programs, short- and long-term incentive programs and company stock ownership.

Overall Compensation Approach

We compare our total compensation levels to those of other large global consumer companies, with the general intent to fall at or above the median, while offering competitive pay opportunities. However, we do not target a specific percentile for our overall executive compensation packages, and our executives’ actual compensation is determined by company, business unit and individual performance, reflecting our pay-for-performance philosophy.

The Use of Market Comparison Data: Our comparator group for purposes of evaluating Mattel’s executive compensation practices is made up of companies that are category leaders in the consumer products, apparel and fashion, food, retail and recreation industries. Although Mattel considers itself a branded consumer products company with franchise brands, it recognizes the value and importance of other category leaders to capture a diverse representation of the various markets and areas in which we compete for executive talent. These companies are similar to Mattel in their orientation, business model, size (as measured by revenues and market capitalization, approximately one-third to three times that of Mattel’s) and global scale and reach. Compensation paid by this comparator group is representative of the compensation Mattel believes is required to attract, retain and motivate its executive talent. The Compensation Committee, in conjunction with Cook & Co., reviews the makeup of this group annually and makes adjustments to the composition of the group as it deems appropriate. The majority of the companies in our comparator group have remained the same over the years and the group, therefore, provides a fairly consistent measure for comparing compensation. In 2008, the comparator group comprised the following 19 companies:

Mattel’s Comparator Group for Executive Compensation

Avery Dennison Corporation	Gap, Inc.	Liz Claiborne, Inc.

Avon Products, Inc.	General Mills, Inc.	Newell Rubbermaid, Inc.

Campbell Soup Company	The Hershey Company	NIKE, Inc.

The Clorox Company	H.J. Heinz Company	V.F. Corporation

Coach, Inc.	Hasbro, Inc.	Wm. Wrigley Jr.

Estee Lauder Companies, Inc.	Kellogg Company

Fortune Brands, Inc.	Limited Brands, Inc.

We evaluate the overall competitiveness and appropriateness of executive compensation annually by looking at the executive’s total compensation package. Our aim is to establish total direct compensation (base salary, annual cash incentive and long-term incentives) at or above the median of our comparator group.

The Use of Tally Sheets: To assist with the evaluation of total compensation packages, each year the Compensation Committee reviews detailed tally sheets which provide a snapshot of the total compensation paid to each MC member. Although tally sheets do not drive individual executive compensation decisions, the tally sheets are used so that the Compensation Committee can be aware of total compensation levels of MC members. Total compensation includes the executive’s base salary, annual MIP award, LTIP awards, equity-based compensation, perquisites, retirement benefits and other compensation. The tally sheets also show holdings of Mattel common stock and estimated dividend equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards. In conjunction with the review of tally sheets, the Compensation Committee reviews potential severance benefits that would be payable to the MC members. The Compensation Committee’s review of tally sheets may lead to changes in Mattel’s compensation levels, benefit programs and perquisites. For 2008, there were no changes made to MC compensation levels based on the Compensation Committee’s review of tally sheets.

The Role of the Independent Compensation Consultant: As described in more detail in “Board Committees—Compensation Committee” beginning on page 17, Cook & Co. assists the Compensation Committee with the evaluation and design of Mattel’s compensation program.

Recoupment of Compensation: The SERP provides that Mattel can take back benefits from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to Mattel. The purpose of this provision is not to prevent executives from leaving Mattel to join a competitor, nor to punish executives who choose to do so. Instead, the purpose is to impose appropriate limitations on the compensation executives receive and retain if they choose to join a competitor, and to align the executives’ compensation with the value they deliver to Mattel.

Importance of Stock Ownership Guidelines: The Compensation Committee believes that when our executives hold significant equity interests in Mattel, their interests are more closely aligned with those of our stockholders. Moreover, a meaningful direct ownership stake by our leaders demonstrates to our investors a strong commitment to Mattel’s success. We therefore have had stock ownership guidelines for our NEOs and other MC members for more than a decade.

The current targeted stock ownership requirements for our NEOs were established in 2006 as a multiple of base salary converted using an average stock price over the three years prior to 2006 of $17.76. The target levels for each NEO are set forth below. MC members have until the later of December 31, 2011 or five years from the date they become MC members to meet the guidelines. For each NEO, the deadline to meet the guidelines is December 31, 2011.

NEO Minimum Stock Ownership Levels

Name	Targeted Stock Ownership (# of Shares)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	350,000
Kevin M. Farr Chief Financial Officer	80,000
Neil B. Friedman President, Mattel Brands	170,000
Bryan G. Stockton President, International	80,000
Thomas A. Debrowski Executive Vice President, Worldwide Operations	80,000

The following shares count toward the targeted stock ownership requirements:

•	shares that are directly owned by the executive;

•	shares that are beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in a trust;

•	RSUs granted to the executive that have vested and will be settled in shares of stock;

•	amounts invested in Mattel stock under the PIP; and

•	amounts credited to the executive’s account that are deemed to be invested in Mattel stock under the DCPEP.

The Compensation Committee monitors progress towards meeting the guidelines, and may take each executive’s progress into account in determining future equity grants. By the end of 2008, Mr. Eckert had fully met his stock ownership guideline requirement and all of our other NEOs were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Tax and Accounting Considerations: When it reviews compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to Mattel and, when relevant, to its executives. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the CFO). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m). Although Mattel has plans that permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result, most of Mattel’s compensation programs are designed to qualify for deductibility under Section 162(m), including our MIP and LTIP awards.

Although stock option awards are intended to comply with the exception for “performance-based” compensation under Section 162(m), RSUs and dividend equivalent payments will not comply if no performance conditions are attached to them. Because RSUs are considered to be primarily an incentive for executives to remain with Mattel, the Compensation Committee has historically chosen to make their vesting subject only to continued employment. In doing so, the Compensation Committee recognized that this could result in the loss of some of the income tax deductions that we would otherwise be entitled to take, but determined that this tax consideration was less important than structuring the awards in a way that serves their intended executive retention purpose. In 2008, as part of our LTIP described below, the Compensation Committee granted performance-based RSUs, which are intended to satisfy the Section 162(m) “performance-based” compensation requirements.

Mattel accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), which requires Mattel to recognize a compensation expense relating to share-based payments (including stock options and other forms of equity compensation). SFAS 123R is taken into account by the Compensation Committee in determining to take a “portfolio” approach to equity grants, awarding both stock options and RSUs.

The Executive Compensation Process

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation programs, our CEO and members of Mattel’s Human Resources Department routinely participate in this process, as does Cook & Co. When appropriate, however, the Compensation Committee excuses management and at times Cook & Co. from certain portions of its meetings. In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other MC members. The specific results of the Compensation Committee’s decisions affecting 2008 compensation are described in detail below under the heading, “Elements of Executive Officer Compensation and Benefits.” The Compensation Committee’s decision-making process generally occurs along an annual cycle, as follows:

Annual Cycle of Mattel’s Compensation Committee

Determination of Base Salaries: In January, the Compensation Committee considers merit increases to MC members’ base salaries. The CEO typically provides the Compensation Committee with his recommendation regarding merit increases for each executive officer other than himself, while the CEO’s base salary is determined in an executive session.

Certification of Performance Results: Also in January, the Compensation Committee reviews and certifies the prior year’s results with regard to the annual performance goals under the MIP and, if applicable, the results for any performance cycle under the LTIP that was also completed in the prior year. Representatives from the Human Resources Department typically present detailed information about proposed payouts based on the results of Mattel’s prior year’s financial performance or the completed performance cycle, as applicable, which information is reviewed by Cook & Co.

Determination of MIP and LTIP Awards: In March, the Compensation Committee reviews, discusses and approves the proposed design and awards under the MIP for the current year and, if applicable, under the LTIP if the current year is the commencement of a new LTIP cycle. Mattel’s Human Resources Department assists in this review by presenting the proposed objectives, performance levels, performance measures, strategic initiatives, award levels, participation and costs under each arrangement.

Competitive Review of Compensation: In May, the Compensation Committee evaluates a competitive review of Mattel’s executive compensation programs, based on a report presented by Cook & Co. Cook & Co. annually analyzes and reports to the Compensation Committee on the competitive position of the target and actual compensation of each of the MC members. In 2008, this report included a review of each executive’s total cash compensation and overall total compensation, showing the current competitive positioning. For our CEO, our CFO and our President, Mattel Brands, each compensation element was analyzed and compared to the compensation of their counterparts at the companies that make up our current comparator group, which we use to analyze the competitiveness of our compensation program. Later in the year, typically in August or September, the Compensation Committee reviews Mattel’s overall executive compensation program, and the total compensation of MC members. As part of this review process, Mattel’s Human Resources Department prepares and reviews separately with the Compensation Committee and Cook & Co. comprehensive tally sheets illustrating the total compensation for the most recent two years for each MC member. The Compensation Committee reviews the tally sheets with Cook & Co. and the Board.

Approval of Equity Grants: Also in May, the Compensation Committee reviews, discusses and approves the annual equity grants to be made to executives. Mattel’s Human Resources Department reviews with the Compensation Committee the equity compensation program’s objectives, background, grant approach, grant process, award levels, proposed total pool of shares and value to be granted. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the size and value of awards to be granted to employees at different levels, and the recommended grants to be made to the MC members are presented to the Compensation Committee and reviewed by Cook & Co. The approved equity grants are made by the Compensation Committee on a date in August (usually the first trading day in August), with stock options having an exercise price equal to the closing price of our common stock on such date.

Like other public companies, we seek to implement equity compensation grant procedures that comply with evolving best practices, taking into account accounting, tax and regulatory requirements, and have adopted the following procedures:

•

the Compensation Committee approves all grants to the MC members and all executives who are designated as being in the “Executive Leadership Band” (all the executive officers and other senior officers directly below the MC level) in Mattel’s compensation structure; and

•

subject to certain limitations, with regard to grants to employees below the Executive Leadership Band, the Board has delegated the authority to approve annual and off-cycle equity compensation grants, such as grants to employees who are newly hired or newly promoted, to an Equity Grant Allocation Committee. Mr. Eckert is the sole member of the committee.

Elements of Executive Officer Compensation and Benefits

The components of our executive compensation programs are:

•	base salary;

•	annual cash incentive program (MIP);

•	long-term incentives (LTIP and annual equity compensation);

•	benefits and perquisites; and

•	severance and change-of-control provisions.

While the Compensation Committee reviews each of these compensation elements and total compensation, the Compensation Committee’s decisions in 2008 regarding a particular element were made independent of its decisions with regard to the other elements. No specific formula is used to determine the allocation between performance-based and fixed compensation. However, Mattel’s emphasis on pay-for-performance resulted in target performance-based compensation representing a majority of the total target compensation of the NEOs in fiscal year 2008.

Targeted 2008 Executive Compensation

Base Salary: Base salaries provide stable compensation to executives, allow us to attract competent executive talent, maintain a stable management team and, through periodic merit increases, provide a basis upon which executives may be rewarded for individual performance. Each of our NEOs has an employment agreement or letter which sets his minimum base salary.

Increases to base salaries are driven primarily by individual performance and market competitive factors, as well as the corporate merit budget. The annual evaluation of individual performance is based on:

•	sustained levels of individual contribution to the company;

•	efforts in promoting company values;

•	demonstration of overall management and leadership skills;

•	achievement of financial results; and

•	accomplishment of key objectives.

After taking into consideration the factors above, the CEO evaluates whether any adjustments to the other NEOs’ base salaries are warranted and makes recommendations to the Compensation Committee. The Compensation Committee determines and approves the base salary amounts after consulting with Cook & Co. For 2008 and 2009, none of the NEOs received an increase in base salary.

Our CEO’s base salary (and any adjustment to his salary) is generally determined by the Compensation Committee after consulting with Cook & Co. Although the Compensation Committee has periodically recommended increases to our CEO’s base salary, Mr. Eckert has declined such increases, and his base salary remains at the level established when he was hired in 2000.

Annual Cash Incentive Program: As a key component of our “pay-for-performance” philosophy, under the MIP we provide our NEOs with the opportunity to earn annual cash incentive compensation based on achievement of our short-term business and individual or shared corporate strategic objectives. This program emphasizes variable at-risk compensation that is contingent on meeting specific company financial and corporate strategic initiative goals, and:

•	puts a significant portion of executives’ annual cash compensation at risk based on Mattel’s financial performance and, where applicable, that of the executives’ business groups;

•	encourages participants in all areas of the company to work together to achieve common goals; and

•	provides a competitive level of targeted annual pay to attract and retain key talent.

The MIP performance measures and goals for NEOs in 2008 were based on objective formulae or standards set by the Compensation Committee, in order to satisfy the “performance-based” compensation requirements under Section 162(m) of the Internal Revenue Code.

Each year, management recommends specific company financial goals that are subject to the Compensation Committee’s review and approval. Threshold, target and maximum levels are set. No bonuses are paid to any MC member unless the minimum company financial goal approved by the Compensation Committee is achieved. The payout levels for 2008 were set as follows:

Performance Level	Payout as a % of Target*	Maximum Payout Range for NEOs as a % of Base Salary
Below Threshold	0%	0%
Threshold	50%	30% – 50%
Target	100%	60% – 100%
Maximum	150% (200% for CEO)	90% – 200%

*	For performance between threshold and target levels or target and maximum levels, payout is determined linearly based on an interpolation of the applicable payout range.

The goals for our NEOs were based on the following performance measures:

•	Mattel’s NOPAT less a capital charge;

•	financial performance of the executive’s business unit, where appropriate, to encourage a focus on business results that the executive can directly affect; and

•	achievement of objectively measurable corporate strategic initiatives.

For MC members, there is no payout under the MIP if the threshold level of NOPAT less a capital charge is not achieved. NOPAT less a capital charge takes into account both income statement and balance sheet performance. The capital charge represents the amount required to:

•	pay interest after taxes on all long-term and short-term debt; and

•	provide stockholders with an acceptable risk-adjusted return on their investment.

The performance measures based on objectively measurable corporate strategic initiatives used for 2008 represent Mattel’s strategic direction and key business objectives for the year as they relate to achievement of sales growth by brand or segment and overhead and spending initiatives. They are the same for all MC members, thus serving to promote our team approach to performance. The annual cash incentive opportunities in 2008 were allocated as follows:

Name	Performance Measures
Robert A. Eckert Chairman of the Board and Chief Executive Officer	75% company financial goal 25% corporate strategic initiatives
Kevin M. Farr Chief Financial Officer	75% company financial goal 25% corporate strategic initiatives
Neil B. Friedman President, Mattel Brands	25% company financial goal 25% Mattel Girls and Boys Brands* 25% Fisher-Price Brands* 25% corporate strategic initiatives
Bryan G. Stockton President, International	25% company financial goal 30% International Division** 10% Mattel Girls and Boys Brands* 10% Fisher-Price Brands* 25% corporate strategic initiatives
Thomas A. Debrowski Executive Vice President, Worldwide Operations	75% company financial goal 25% corporate strategic initiatives

*	The goals relating to financial performance of the Mattel Girls and Boys Brands business unit and Fisher-Price Brands business unit were each based on the respective business unit’s U.S. operating profit less an inventory charge, plus its international operating profit at planned overhead less an inventory charge.

**	The goal relating to the International Division was based on the International Division’s operating profit less a working capital charge.

The specific numbers used with regard to these goals (other than NOPAT less a capital charge) involve confidential trade secrets or confidential commercial or financial information, the disclosure of which would result in competitive harm to Mattel. For the objectively measurable corporate strategic initiatives, the Compensation Committee established precise measures and determined the relative weight to be given to each measure, as well as the requirements as to how many of the measures needed to be achieved in order to reach threshold, target and maximum goals.

At the time that they are set, the goals that the Compensation Committee establish are substantially uncertain to be achieved. The threshold-level goals can be characterized as “stretch but attainable,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can reasonably be anticipated that threshold performance may be achieved, while the target and maximum goals represent increasingly challenging and aggressive levels of performance. The following table describes the history of performance level achievement for annual bonus payouts for the last three years.

Year	Performance Level Achieved
2006	Maximum
2007	Slightly Above Target
2008	Below Threshold

For 2008, the threshold-level company financial goal, NOPAT less a capital charge, of $195.5 million was not met. For 2008, the actual level of NOPAT less a capital charge was $38 million. As a result, members of the MC did not receive any bonus payout under the MIP.

At its March 2009 meeting, the Compensation Committee established the performance measures, goals and potential award levels for MIP participants for the 2009 calendar year, which were different than those established in previous years. Previously, the company financial goal had been measured solely based on NOPAT less a capital charge. In order to further align the incentives for Mattel’s executives with stockholder interests and to focus on those elements that drive total shareholder return, the committee adopted the following three performance measures for the 2009 calendar year: operating profit (plus or minus non-operating income/expense), free cash flow and gross margin percent. The goals for the MC members focus solely on these financial measures with at least 50% weighting on company measures.

Long-Term Incentives: We provide our NEOs and certain other senior executives with the opportunity to earn long-term pay-for-performance incentive compensation, as an incentive to achieve our long-range financial objectives and a reward for success in doing so. We believe that it is crucial to Mattel’s success that executives maintain a long-term focus. This component of our overall compensation program complements the MIP by rewarding growth in stockholder value that is sustained over several years and encouraging participants to focus on longer-term achievement. Our long-term incentives have been designed using a portfolio approach encompassing a mix of equity vehicles—one third annualized performance-based RSUs established under the three-year LTIP, one third annual grants of stock options and one third annual grants of time-vested RSUs.

LTIP: In 2008, to further align executives’ and stockholders’ interests and to put LTIP awards at risk for stock price performance, awards under our LTIP were granted in the form of performance-based RSUs and, if earned, will be paid in shares of Mattel common stock.

We currently use successive three-year performance cycles with no overlap, which we find to be consistent with our business planning approach. Payout of the performance-based RSUs, if any, is made shortly after the conclusion of the three-year performance cycle. As a result, year-to-year comparisons of total incentive plan compensation may be distorted by the fact that the LTIP payments are made only once every three years. The current performance cycle began on January 1, 2008 and ends on December 31, 2010.

For the 2008-2010 performance cycle, the structure of the program satisfies the “performance-based” compensation requirements under Section 162(m) of the Internal Revenue Code. The performance goals are based primarily on the company financial measure of NOPAT less a capital charge (the performance-related component), with the payout of awards adjusted based on our total shareholder return during the performance cycle relative to the performance of the S&P 500 from January 1, 2008 through December 31, 2010 (the market-related component), to provide a link between incentive pay and market performance. Achievement of total shareholder return above or below the return of the S&P 500 will result in increases or decreases of earned awards, respectively. These total shareholder return targets and point modifiers were all established at the commencement of the 2008-2010 performance cycle. The company financial measure of NOPAT less a capital charge will be measured against annual goals for each year in the performance cycle and averaged for the three-year cycle.

Participants have the opportunity to earn payouts based on achievement of threshold, target and maximum goals. The performance goals are adopted at a point in time when it is substantially uncertain that any of the goals will ultimately be achieved. The 2008 calendar year LTIP performance goals were the same as the MIP’s 2008 calendar year performance goals. Given business results for 2008, the threshold-level goals for the first year of the 2008-2010 performance cycle were not achieved. For our NEOs, the following table shows the minimum and maximum number of shares they could have earned at the start of the 2008-2010 performance cycle, as well as the maximum number of shares they can earn hereafter:

Approved LTIP 2008-2010 Performance Cycle Payout Range for 2008 and 2009

Name	Minimum Number of Shares	Maximum Share Opportunity as of January 1, 2008	Remaining Maximum Share Opportunity as of January 1, 2009
Robert A. Eckert Chairman of the Board and Chief Executive Officer	0	617,284	462,963
Kevin M. Farr Chief Financial Officer	0	134,680	101,010
Neil B. Friedman President, Mattel Brands	0	280,584	210,438
Bryan G. Stockton President, International	0	134,680	101,010
Thomas A. Debrowski Executive Vice President, Worldwide Operations	0	134,680	101,010

At its March 2009 meeting, the Compensation Committee established the 2009 performance goals for the threshold, target and maximum levels. The performance measures remain consistent for the cycle.

Equity Compensation: The Compensation Committee currently uses a portfolio approach to make grants to executives under Mattel’s equity compensation plans, granting both stock options and time-vested RSUs that vest over three years. For the August 1, 2008 grant, a specific dollar value for each executive was established based on the total compensation review in May 2008, as described above, which was prior to the sharp decline in the market and stock values that began in August 2008. The value was then converted to a number of shares based on a grant price Black-Scholes value for stock options and the grant price for RSUs. For our NEOs in 2008, half of this total dollar value was granted as stock options and half as time-vested RSUs.

In furtherance of Mattel’s executive compensation philosophy, the Compensation Committee has taken this portfolio approach to equity awards. Each type of award serves a different purpose. Stock options aim to align the executives’ interest with that of stockholder interests by providing the opportunity for executives to realize value only when our stock price increases. Furthermore, if the stock price does increase, the three-year vesting period helps to retain executives. However, if our stock price does not rise, then the stock options provide no value to executives. By contrast, while the value executives realize in connection with an award of RSUs does depend on our stock price, time-vested RSUs have some value regardless of whether our stock price increases or decreases (unlike performance-based RSUs granted under the LTIP that do not vest unless the performance threshold is achieved). As a result, they help to secure and retain executives and instill an ownership mentality over the three-year vesting schedule, regardless of whether our stock price increases or decreases. Moreover, the holders of time-vested RSUs receive annual cash dividend equivalent payments, treating the holders like stockholders and helping to retain them. Thus, while both types of awards link our executives’ pay to stockholder value, stock options (and performance-based RSUs granted under the LTIP) are a particularly effective way to put significant value at risk in relation to increases in stockholder value, while time-vested RSUs are particularly effective as a retention and stock ownership tool.

The specific grants made to our NEOs in 2008 and their vesting schedules are set forth in the Grants of Plan-Based Awards table and the footnotes and narrative disclosure accompanying that table.

Benefits and Perquisites: Our NEOs participate in the same broadly based benefit plans as our other U.S. employees. In addition, we provide certain executive benefits to promote tax efficiency and to replace benefit opportunities that are not available to executives because of regulatory limits. These include:

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The DCPEP, which is a nonqualified deferred compensation plan that is intended to provide a mechanism to defer compensation in excess of the amounts that are legally permitted to be deferred under the PIP. Together, the PIP and the DCPEP allow participants to set aside amounts as tax-deferred savings for their retirements. See the Nonqualified Deferred Compensation table and the accompanying footnotes and narrative disclosure for details on the DCPEP.

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The SERP, which is intended to provide a competitive retirement benefit, additional security to covered employees, and, we believe, aids in retention and builds long-term commitment to the company. See the Pension Benefits table and the accompanying footnotes and narrative disclosure for details on the SERP.

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Limited perquisites that we offer to attract and retain top executive talent. Some of the perquisites, like the personal use of corporate aircraft for our CEO and home security services, provide a benefit to Mattel as well as the executive. The perquisites provided to our NEOs are set forth in the Summary Compensation Table and the footnotes and narrative disclosure accompanying that table.

Under his employment agreement, our CEO is permitted to make personal use of company aircraft for up to 60 hours per year while he serves as CEO, and we make him whole on the income taxes on the imputed income he receives as a result of this benefit. In deciding to provide this benefit, in 2000 the Compensation Committee reviewed a detailed financial analysis of the out-of-pocket costs and tax consequences to Mattel of providing this benefit, and was advised by its compensation consultant at the time of its decision regarding the cost and prevalence of this type of perquisite for chief executive officers. The Compensation Committee then concluded that providing this benefit as part of Mr. Eckert’s compensation would minimize the disruptions and burdens of his personal travel and provide him with additional flexibility and time to attend to company business notwithstanding his personal travel schedule, and thereby benefiting Mattel and its stockholders.

Severance and Change-of-Control Provisions: The severance and change-of-control provisions of our NEOs’ employment agreements and letters are described in detail in the section entitled “Potential Payments upon Termination or Change of Control.”

Each agreement or letter establishes the minimum terms and conditions of the executive’s duties, compensation and benefits, and provides that severance benefits appropriate to the executive’s positions will be paid if his employment is terminated by Mattel without cause, or (in the case of each employment agreement) by the executive in response to a breach of the agreement by Mattel. To be entitled to severance benefits, the executive must execute a general release of Mattel and comply with post-employment covenants to protect our confidential information and not to solicit our employees. The employment agreements’ evergreen terms—rolling three- or two-year terms—establish the understanding between Mattel and the executives that their employment will continue for the long term. Similarly, the employment offer letter with Mr. Stockton (our President, International) is in effect for an indefinite term. In November 2008, the Compensation Committee approved technical amendments to the employment agreements and Mr. Stockton’s employment offer letter, effective as of December 31, 2008, to comply with Section 409A of the Internal Revenue Code, a tax law enacted in 2004 that governs “nonqualified deferred compensation.”

Mattel has adopted a Golden Parachute Policy. This policy generally limits cash severance benefits to senior executives to 299% of base salary and annual bonus, unless the arrangement is submitted to a stockholder vote. This policy does not apply to the employment agreements with our NEOs, because they were entered into before the policy was adopted.

The other change-of-control benefits that are available to our NEOs are provided by the terms of our various plans, and are available to all plan participants, regardless of whether they have employment agreements. The MIP provides that upon a change of control, the current-year MIP bonuses are paid out immediately at the target level, provided that there is no duplication of payments by severance payments under the employment agreements.

Our equity grants also generally contain change-of-control provisions, under which all outstanding unvested stock options and time-vested RSUs will vest upon a change of control. Awards under the LTIP that were granted in the form of performance-based RSUs, however, only vest upon a change of control if the awards are not assumed, honored or substituted for by an acquirer. In addition, option holders are guaranteed a minimum period of two years to exercise their options if their employment is terminated without cause during the first 18 months after the change of control. As noted above, a principal purpose of providing executives with equity-based compensation is to align their interests with those of stockholders. Vesting of equity awards upon a change of control, and ensuring that option holders who lose their employment after the change have an adequate opportunity to realize value by exercising them, helps ensure that our executives and employees can realize the same benefits from a change-of-control as stockholders.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our NEOs for service in 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation(6) ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)		(i)	(j)
Robert A. Eckert	2008	1,250,000	1,974,488	1,799,829	Annual	0	1,282,746		691,988	6,999,051
Chairman of the Board and Chief Executive Officer	2007	1,250,000	925,500	1,105,702	Annual Long-Term Total	1,407,500 5,689,200 7,096,700	541,823		430,802	11,350,527
	2006	1,250,000	249,167	1,614,214	Annual	2,500,000	0		381,178	5,994,559

Kevin M. Farr	2008	725,000	413,493	221,993	Annual	0	204,534		148,162	1,713,182

Chief Financial Officer	2007	725,000	188,375	125,013	Annual	424,560	71,813		111,858	3,068,919
					Long-Term	1,422,300
					Total	1,846,860
	2006	721,154	49,833	39,149	Annual	652,500	125,095		100,167	1,687,898

Neil B. Friedman	2008	1,000,000	1,061,266	758,230	Annual	0	78,335		342,515	3,240,346
President, Mattel Brands	2007	1,000,000	589,000	559,938	Annual	549,600	1,442,952	(5)	1,209,756	7,721,746
					Long-Term	2,370,500
					Total	2,920,100
	2006	1,000,000	250,833	563,750	Annual	1,200,000	724,449		187,414	3,926,446

Bryan G. Stockton	2008	750,000	364,113	503,257	Annual	0	649,837		180,214	2,447,421
President, International	2007	701,923	157,335	177,038	Annual	279,900	250,919		140,922	3,130,337
					Long-Term	1,422,300
					Total	1,702,200
	2006	675,000	63,968	62,639	Annual	607,500	229,032		97,844	1,735,983

Thomas A. Debrowski	2008	710,000	357,170	310,704	Annual	0	559,759		140,787	2,078,420
Executive Vice President,	2007	710,000	157,335	186,646	Annual	300,000	526,509		112,855	3,415,645
Worldwide Operations					Long-Term	1,422,300
					Total	1,722,300
	2006	706,154	42,358	187,917	Annual	639,000	358,049		123,035	2,056,513

Footnotes to Summary Compensation Table:

(1)

Column (e), “Stock Awards,” shows our 2008, 2007 and 2006 financial reporting expenses for stock awards to our NEOs, consisting of time-vested RSUs and performance-based RSUs, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Notes 1, 8 and 10 to Mattel’s Consolidated Financial Statements for 2008, Notes 1 and 8 to Mattel’s Consolidated Financial Statements for 2007 and Notes 1 and 8 for 2006. These expenses include amounts attributable to all awards that were unvested for any portion of 2008, 2007 and 2006, regardless of when granted. Accordingly, the 2008 row in Column (e) includes the expenses for awards made in 2008, 2007 and 2006 as well as the expense for awards granted to Mr. Friedman in 2005, the 2007 row in Column (e) includes the expenses for awards made in 2007 and 2006 as well as the expense for awards granted to Mr. Friedman in 2005, and the 2006 row in Column (e) includes the expenses for awards made in 2006 as well as the expense for awards granted to Mr. Friedman and Mr. Stockton in 2005. For financial reporting, $0 was charged to expense relating to the performance-related component of the performance-based RSUs as the threshold-level goals for the first year of the LTIP 2008-2010 performance cycle were not achieved, and for each NEO, the following amounts were charged to expense for the market-related component of the performance-based RSUs, which is included in the 2008 row in Column (e): Mr. Eckert, $335,859; Mr. Farr, $73,278; Mr. Friedman, $152,663; Mr. Stockton, $73,278; and Mr. Debrowski, $73,278.

(2)	Column (f), “Option Awards,” shows our 2008, 2007 and 2006 financial reporting expenses for stock options awarded to our NEOs, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Notes 1 and 10 to Mattel’s Consolidated Financial Statements for 2008, Notes 1 and 8 to Mattel’s Consolidated Financial Statements for 2007 and Notes 1 and 8 to Mattel’s Consolidated Financial Statements for 2006. These expenses include amounts attributable to all options that were unvested for any portion of 2008, 2007 and 2006, regardless of when granted. Accordingly, the 2008 row in Column (f) includes expenses for options granted in 2008, 2007 and 2006 (other than for Mr. Friedman and Mr. Debrowski) as well as options granted to Mr. Eckert in 2005, the 2007 row in Column (f) includes expenses for options granted in 2007 and 2006 as well as options granted to Mr. Eckert in 2005 and 2004, and the 2006 row in Column (f) includes expenses for options granted in 2006 as well as options granted to Mr. Eckert in 2005, 2004 and 2003. All options granted to our other NEOs in those years that were still unvested in December 2005 were vested on an accelerated basis. See the narrative disclosure to the Outstanding Equity Awards at 2008 Year-End table below for more information about this accelerated vesting. The values for options are estimates using the same method as for our financial reporting, using the Black-Scholes pricing model. Under this model, the following assumptions apply to the options granted to our NEOs in 2008: 4.8 year expected life; 3.2% risk-free rate; 25.6% volatility factor; and 3.7% dividend yield, resulting in a $3.65 fair value per granted option. The following assumptions apply to the options granted to our NEOs in 2007: 4.7 year expected life; 4.6% risk-free rate; 22.6% volatility factor; and 2.8% dividend yield, resulting in a $4.77 fair value per granted option. The following assumptions apply to the options granted to our NEOs in 2006: 5.1 year expected life; 4.9% risk-free rate; 28.0% volatility factor; and 2.8% dividend yield, resulting in a $4.51 fair value per granted option.

(3)	Column (g), “Non-Equity Incentive Plan Compensation,” shows the cash compensation paid to our NEOs under the MIP and the predecessor Long-Term Incentive Plan for 2008, 2007 and 2006. The long-term component in 2007 reflects the three-year performance period under the predecessor Long-Term Incentive Plan beginning on January 1, 2005 and ending on December 31, 2007.

(4)

Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” shows the increase in the pension benefits that the NEOs have earned during 2008, 2007 and 2006, including those accrued under the SERP. This is determined by subtracting (1) the present value of each executive’s accrued benefits as of December 31, 2007 for 2008, as of December 31, 2006 for 2007, and as of December 31, 2005 for 2006 from (2) the present value of their accrued benefits as of December 31, 2008 for 2008, as of December 31, 2007 for 2007 and as of December 31, 2006 for 2006. The amounts described in clause (2) are shown in the Pension Benefits table below, and are computed in the manner explained in the narrative disclosure to the Pension Benefits table. The amounts described in clause (1) are also computed in this manner, but are based upon the executives’ service, compensation and age as of December 31, 2007 for 2008, as of December 31, 2006 for 2007 and as of December 31, 2005 for 2006. No amount is included in Column (h) with respect to nonqualified deferred compensation earnings, because there were no above-market earnings on nonqualified deferred compensation.

(5)	For Mr. Friedman, the 2007 change in pension value is attributable to the following occurring in 2007: (1) he became eligible to receive benefits under the SERP, (2) he reached age 60 so there was no reduction in benefit, and (3) his final average compensation increased. Mr. Friedman’s SERP benefits are described in more detail in the Pension Benefits table below and the footnotes and narrative disclosure accompanying that table.

(6)	Column (i), “All Other Compensation,” includes the following perquisites and other items of compensation provided to our NEOs in 2008:

	Robert A. Eckert, Chairman of the Board and Chief Executive Officer ($)	Kevin M. Farr, Chief Financial Officer ($)	Neil B. Friedman, President, Mattel Brands ($)	Bryan G. Stockton, President, International ($)	Thomas A. Debrowski, Executive Vice President, Worldwide Operations ($)
Variable costs to Mattel of personal use of company aircraft (other than tax gross-up)(1)	285,438	0	0	0	0
Reimbursement of country club initiation fee	150,000	0	0	0	0
Relocation—taxable (other than tax gross-up)	0	0	60,000	0	0
Company car program	49,906	36,403	24,000	24,000	15,520
Other perquisites(2)	17,321	22,507	16,366	19,677	7,920
TOTAL PERQUISITES	502,665	58,910	100,366	43,677	23,440
Contributions by Mattel to PIP	19,462	25,300	27,600	25,300	27,600
Contributions by Mattel to DCPEP	116,346	52,144	92,308	59,135	55,708
Life insurance premiums	9,295	3,864	15,444	7,439	7,069
Personal use of company aircraft tax gross-up(1)	35,489	0	0	0	0
Relocation related tax gross-up	0	0	41,329	0	0
Other tax gross-ups(3)	8,731	7,944	65,468	44,663	26,970
TOTAL “ALL OTHER COMPENSATION”	691,988	148,162	342,515	180,214	140,787

(1)	These benefits are provided to Mr. Eckert pursuant to the terms of his employment agreement, as described below.

(2)	The “Other Perquisites” row includes the following perquisites that are provided to all of our NEOs: financial counseling and tax return preparation; physical examination; spouse’s physical examination; company-provided home security system; premiums on excess liability insurance provided by Mattel; and personal use of country club membership.

(3)	The “Other Tax Gross-Ups” row includes tax gross-ups related to financial counseling ($8,731 for Mr. Eckert, $7,944 for Mr. Farr, $7,468 for Mr. Friedman, and $7,722 for Mr. Stockton); and tax gross-ups related to Medicare taxes on the value of vested benefits under the SERP for Mr. Friedman ($58,000), Mr. Stockton ($36,941) and Mr. Debrowski ($26,970).

The dollar amounts for each perquisite and each other item of compensation shown in Column (i), All Other Compensation, and in this footnote (6), represent Mattel’s incremental cost of providing the perquisite to the NEO in question, in each case without taking into account the value of any income tax deduction for which Mattel is eligible.

For purposes of calculating the incremental costs to Mattel of Mr. Eckert’s personal use of company aircraft, Mattel includes the hourly occupied charge, the cost of fuel, any applicable ground costs, any applicable catering costs, domestic passenger fees, and federal excise tax charges relating to his personal use of company aircraft. The related tax gross-up represents the amount paid by the company to make Mr. Eckert whole for the taxes he pays on imputed income for his personal use of company aircraft. Incremental costs to Mattel for other items were determined as the actual amounts credited to, paid to or on behalf of the executive (automobile allowance, financial counseling and tax return preparation, physical examination, tax gross-ups, Mattel’s contributions to the PIP and DCPEP, and life and liability insurance coverage) or the portion of costs allocated to the executive’s personal use of a perquisite (personal use of a company automobile, and personal use of a country club membership).

Narrative Disclosure to Summary Compensation Table:

Employment Agreements

Some of the compensation reflected in this table is provided pursuant to employment agreements that we have entered into with Messrs. Eckert, Farr, Friedman and Debrowski and an employment offer letter that we have entered into with Mr. Stockton, in each case at the time the executive was hired or promoted, and which have since been supplemented and amended. These contractual arrangements establish the minimum terms and conditions of the executives’ employment, which are summarized below. In addition, the following special provisions are contained in these individual agreements and letter agreements, as supplemented and amended:

•

treatment of equity awards in connection with termination of employment: see the Grants of Plan-Based Awards table, the Outstanding Equity Awards at 2008 Year-End table, and the footnotes and narrative disclosure accompanying those tables;

•	supplemental pension benefits: see the Pension Benefits table and the footnotes and narrative disclosure accompanying that table; and

•

severance pay and other benefits provided in connection with termination of employment and/or change of control: see the section below entitled “Potential Payments upon Termination or Change of Control.”

Mr. Eckert’s employment agreement provides for the following terms and conditions of employment:

•	positions: Chairman of the Board and CEO of Mattel; will be nominated for election as a director of Mattel;

•

term: three years, automatically extended each day by one additional day, so that the remaining term will always be three years, unless Mr. Eckert or Mattel gives notice to the other that the agreement will not be extended;

•	minimum base salary: $1,250,000 per year. Mr. Eckert’s base salary has not been increased since he joined Mattel in 2000;

•

other incentives: participation in long-term incentive programs consistent with competitive pay practices generally and with the level of participation by other senior executives of Mattel; participation in any other incentive plans or programs in effect from time to time for other executives of Mattel;

•

benefits: participation, on terms not less favorable than the terms offered to other senior executives of Mattel, in any group or executive life, disability insurance plan, medical and dental program, pension, profit sharing, 401(k) and similar benefit plans. Mattel also maintains life insurance that will pay Mr. Eckert’s beneficiaries a death benefit equal to three times his initial base salary; and

•

perquisites: right to use Mattel aircraft for personal use up to 60 hours per year while he serves as CEO, plus payment of an amount adequate to pay his income taxes on the amount of imputed income he receives as a result of this benefit and the payment of his taxes. Also, entitlement to other fringe benefits offered by Mattel, including a leased automobile, personal and home security, first-class travel expenses, company-issued gasoline credit card, financial counseling and tax preparation services and club memberships and dues.

The employment agreements for Messrs. Farr, Friedman and Debrowski, which were first entered into in 2000, contain the following terms of employment:

•	positions: Mr. Farr serves as our CFO; Mr. Friedman, as President, Mattel Brands; and Mr. Debrowski, as Executive Vice President, Worldwide Operations;

•

term: three years for Messrs. Farr and Friedman, and two years for Mr. Debrowski, in each case with automatic monthly extensions unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated;

•

base salary: at least equal to the base salary in effect on the date of the agreement, reviewed at least once every eighteen months; currently $725,000 for Mr. Farr, $1,000,000 for Mr. Friedman, and $710,000 for Mr. Debrowski; and

•

incentives and benefits: participation in various incentive and employee benefit plans as may be in effect from time to time for our executives, and in the other benefit plans and programs available to our executive officers and employees generally.

We entered into an employment offer letter with Mr. Stockton in 2000 to serve as Mattel’s Executive Vice President, Worldwide Business Planning and Development. From February 2003 to November 2007, Mr. Stockton served as our Executive Vice President, International and since November 2007, he has served as our President, International. The employment offer letter with Mr. Stockton contains the following terms of employment:

•	base salary: minimum $500,000 per year; currently $750,000;

•	benefits: participation in the DCPEP and other benefit plans; and

•	perquisites: choice of company car or monthly automobile allowance, and participation in Mattel’s financial counseling program for senior executives.

Equity Awards

The amount and terms of the stock awards and options that were granted in 2008, including the performance-based RSUs granted under the LTIP, are described in more detail in the Grants of Plan-Based Awards table and the footnotes and narrative disclosure accompanying that table.

Non-Equity Incentives

Column (g), “Non-Equity Incentive Plan Compensation,” shows the annual cash incentive payments earned under the MIP for 2008, 2007 and 2006 and cash amounts earned under the predecessor Long-Term Incentive Plan for the 2005-2007 performance cycle in 2007.

On March 26, 2008, the Compensation Committee established performance goals and formulae under the MIP for 2008. For 2008, the maximum amounts that NEOs were eligible to receive under the MIP ranged from 90% to 200% of base salary. The performance objectives used to determine payments under the MIP were based on NOPAT less a capital charge, business unit profitability and corporate strategic initiatives. A detailed discussion of the MIP performance goals and formulae for 2008 are discussed in “Compensation Disclosure and Analysis—Elements of Executive Officer Compensation and Benefits—Annual Cash Incentive Program.”

Generally, participants must remain employed with Mattel until the date that MIP bonuses are paid in order to be entitled to receive their bonuses (if any). However, different rules apply in the case of certain terminations of employment under the employment agreements of four of our NEOs, and upon a change of control of Mattel. See the section entitled “Potential Payments Upon Termination or Change of Control,” below, for more information.

Pension and Deferred Compensation

Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” shows the increase from December 31, 2007 to December 31, 2008 for 2008, from December 31, 2006 to December 31, 2007 for 2007 and from December 31, 2005 to December 31, 2006 for 2006, in the present value of the accumulated benefit of each NEO under the applicable pension arrangements. These arrangements and benefits, and the methods and assumptions we used to value them for purposes of the table above, are explained below in the Pension Benefits table and the footnotes and narrative disclosure to that table. As explained below, Mr. Eckert’s employment agreement provides for a minimum retirement benefit referred to as the Age 60 Pension; the actuarial present value of this benefit increased from December 31, 2007, to December 31, 2008 in an amount equal to $1,282,746, which is reflected in Column (h) of the table above.

Column (h) does not show any nonqualified deferred compensation earnings because the DCPEP does not provide for above-market earnings. The benefits under that plan are shown in the Nonqualified Deferred Compensation table and in the footnotes and narrative disclosure to that table.

GRANTS OF PLAN-BASED AWARDS

The following table shows information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2008.

Name	Grant Date	Committee Action Date(1)(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Underlying Options(5) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(b-1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	03/26/2008 03/27/2008 08/01/2008 08/01/2008	03/26/2008 03/26/2008 05/28/2008 05/28/2008	625,000 — — —	1,250,000 — — —	2,500,000 — — —	— 154,321 — —	— 308,642 — —	— 617,284 — —	— — 89,518 —	— — — 483,729	— — — 20.48	— 3,097,743 1,833,329 1,765,611	(7) (8) (9)

Kevin M. Farr Chief Financial Officer	03/26/2008 03/27/2008 08/01/2008 08/01/2008	03/26/2008 03/26/2008 05/28/2008 05/28/2008	217,500 — — —	435,000 — — —	652,500 — — —	— 33,670 — —	— 67,340 — —	— 134,680 — —	— — 19,531 —	— — — 105,541	— — — 20.48	— 675,875 399,995 385,225	(7) (8) (9)

Neil B. Friedman President, Mattel Brands	03/26/2008 03/27/2008 08/01/2008 08/01/2008	03/26/2008 03/26/2008 05/28/2008 05/28/2008	400,000 — — —	800,000 — — —	1,200,000 — — —	— 70,146 — —	— 140,292 — —	— 280,584 — —	— — 40,690 —	— — — 219,877	— — — 20.48	— 1,408,064 833,331 802,551	(7) (8) (9)

Bryan G. Stockton President, International	03/26/2008 03/27/2008 08/01/2008 08/01/2008	03/26/2008 03/26/2008 05/28/2008 05/28/2008	225,000 — — —	450,000 — — —	675,000 — — —	— 33,670 — —	— 67,340 — —	— 134,680 — —	— — 19,531 —	— — — 105,541	— — — 20.48	— 675,875 399,995 385,225	(7) (8) (9)

Thomas A. Debrowski Executive Vice President, Worldwide Operations	03/26/2008 03/27/2008 08/01/2008 08/01/2008	03/26/2008 03/26/2008 05/28/2008 05/28/2008	213,000 — — —	426,000 — — —	639,000 — — —	— 33,670 — —	— 67,340 — —	— 134,680 — —	— — 17,090 —	— — — 92,348	— — — 20.48	— 675,875 350,003 337,070	(7) (8) (9)

Footnotes to Grants of Plan-Based Awards Table:

(1)	All actions necessary to approve the grants of the stock awards and option awards shown in this table were taken by the Compensation Committee at its meetings on March 26, 2008 for performance-based RSUs and May 28, 2008 for the other equity awards, as shown in Column (b-1), “Committee Action Date.” As part of that approval, the Compensation Committee determined that the awards would be granted on March 27, 2008 for the performance-based RSUs and August 1, 2008 for the other equity awards, as shown in Column (b), “Grant Date.”

(2)	The awards shown in Columns (c), (d) and (e), “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards,” are the 2008 award opportunities under the MIP, which were percentages of base salary established by our Compensation Committee on March 26, 2008. The table below describes the 2008 award opportunities for our NEOs under the MIP.

2008 Award Opportunities Under the MIP (% of Base Salary)

Name	Threshold %	Target %	Maximum %
Robert A. Eckert Chairman of the Board and Chief Executive Officer	50%	100%	200%
Kevin M. Farr Chief Financial Officer	30%	60%	90%
Neil B. Friedman President, Mattel Brands	40%	80%	120%
Bryan G. Stockton President, International	30%	60%	90%
Thomas A. Debrowski Executive Vice President, Worldwide Operations	30%	60%	90%

See “Compensation Discussion and Analysis—Elements of Executive Officer Compensation and Benefits—Annual Cash Incentive Program” for a detailed discussion of the MIP performance goals and formulae for 2008. As previously discussed in the Compensation Discussion and Analysis, no amounts were paid under the MIP for 2008.

(3)	The awards shown in Columns (f), (g) and (h), “Estimated Future Payouts Under Equity Incentive Plan Awards,” are the threshold, target and maximum number of shares payable under the LTIP at the end of the 2008-2010 performance cycle. The “threshold” number of shares is 50% of the performance-based RSUs granted at the target level, the “target” number of shares is 100% of the performance-based RSUs granted at the target level and the “maximum” number of shares is 200% of the performance-based RSUs granted at the target level. The threshold number of shares in Column (f) represents the minimum number of shares that would be earned if the threshold level of the company financial measure is achieved, although the number of shares actually earned for the performance cycle may be lower based on the adjustment for the market-related component. The maximum number of shares in Column (h) reflects 150% of the performance-based RSUs granted at the target level, plus an additional 50% upside potential with respect to the market-related component. See the section below entitled “Narrative Disclosure to the Grants of Plan-Based Awards Table” below for a detailed discussion of the LTIP.

(4)	The awards shown in Column (i), “All Other Stock Awards,” are annual equity awards granted as time-vested RSUs and are scheduled to vest 50% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

(5)	The awards shown in Column (j), “All Other Option Awards,” are annual equity awards granted as stock options and are scheduled to vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date.

(6)	Column (l), “Grant Date Fair Market Value of Stock and Option Awards,” shows estimates of the grant date fair value of the awards (at target) calculated based on SFAS 123R for the 2008 calendar year.

(7)

For the performance-based RSUs, the value is calculated by adding the performance-related component value and the market-related component value, using the same method as for our financial reporting: (1) the value of the performance-related component is equal to the closing price of a share of Mattel common stock on the date of grant, discounted to reflect that dividend equivalents are not paid on the performance-based RSUs ($18.14), multiplied by one-third of the target number of shares reflected in Column (g), and (2) the value of the market-related component is equal to the target number of shares reflected in Column (g) multiplied by a price ($3.99) calculated using a Monte Carlo valuation model, including the following assumptions: 1.88% risk-free rate and expected volatility rate for Mattel and each company comprising the S&P 500 as of January 1, 2008.

(8)	For options, the value is calculated using the same method as for our financial reporting. For options granted in 2008, this method is the Black-Scholes pricing model based on the following assumptions: 4.8 year expected life; 3.2% risk-free rate; 25.6% volatility factor; and 3.7% dividend yield, resulting in a $3.65 fair value per granted option.

(9)	For each time-vested RSU, the grant date fair value is equal to the closing price of a share of Mattel common stock on the date of grant.

Narrative Disclosure to Grants of Plan-Based Awards Table:

The following table explains the awards shown in the Grants of Plan-Based Awards table and our portfolio approach to executive compensation by relating the columns in the Grants of Plan-Based Awards table to the types of awards granted to Mattel’s executives.

Column Name in Grants of Plan-Based Awards Table	Column Letter in Grants of Plan-Based Awards Table	Element of Compensation	Mattel Compensation Vehicle
Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	(c), (d), (e)	Annual cash incentive program (MIP)	Cash

Estimated Future Payouts Under Equity Incentive Plan Awards	(f), (g), (h)	Long-Term Incentive Program (LTIP)	Performance-based RSUs

All Other Stock Awards	(i)	Annual equity compensation	Time-vested RSUs

All Other Option Awards	(j)	Annual equity compensation	Time-vested stock options

Non-Equity Incentives

Mattel grants non-equity incentive plan awards under the MIP and, prior to 2008, Mattel granted non-equity incentive plan awards under the predecessor Long-Term Incentive Plan. The MIP bonus opportunities for 2008 are shown in Columns (c), (d) and (e), “Estimated Possible Payouts under Non-Equity Incentive Plan Awards,” of the above table. See the Summary Compensation Table and the narrative disclosure to that table for more detailed information regarding the MIP and the terms and conditions of the 2008 awards.

Equity Awards

Time-vested stock awards. The number of time-vested RSUs granted to our NEOs in 2008 is shown in Column (i), “All Other Stock Awards,” the corresponding grant dates are shown in Column (b), “Grant Date,” and the corresponding grant date fair market values are shown in Column (l), “Grant

Date Fair Market Value of Stock and Option Awards.” The actual value, if any, that an executive may realize from an RSU is contingent upon the satisfaction of the conditions to vesting in that award, and upon the value of Mattel common stock at the time when the executive sells any stock received in settlement of the award. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

These time-vested RSUs were granted under the 2005 Equity Plan with dividend equivalent rights. Except as noted below for Mr. Eckert, the terms and conditions of these RSUs granted to our NEOs are the same as those for all other employees who received RSU grants in 2008, as follows:

•	normal vesting schedule: 50% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date;

•	termination of employment:

•

death, disability or involuntary retirement after attaining age 55 and completing five years of service: the unvested units granted at least six months prior to termination of employment vest and the remainder are forfeited; or

•	any other termination of employment: all unvested units are forfeited;

•	change of control: all unvested units vest;

•

consequences of vesting: units are settled immediately by delivery of a number of shares of common stock equal to the number of vesting units, less a number of units withheld to satisfy tax withholding requirements. Mattel has the right to elect to settle in cash, but does not anticipate doing so; and

•

dividend equivalent rights: represent the right to receive cash payments equal to the cash dividends that would have been paid on the units if the units had been actual shares, during the period from grant to vesting or forfeiture. RSU holders generally receive the cash after a dividend has been declared and paid to our stockholders.

As required by Mr. Eckert’s employment agreement, his RSUs have a different provision for termination of employment: all unvested units will vest upon his termination at any time before the third anniversary of the grant date, if the termination occurs because of his death or disability, or is a termination by Mattel without cause, by him for good reason, or by him during the 30-day period beginning six months after a change of control. In addition, the settlement of his units in connection with a termination of employment will be delayed by six months, if required under the federal tax law governing nonqualified deferred compensation.

Performance-based stock awards. The threshold, target and maximum level award opportunities under the current LTIP three-year cycle for each NEO, which includes the market-related component that may increase or decrease the actual awards by up to 50% of the target award, are shown in Columns (f), (g) and (h), “Estimated Future Payouts Under Equity Incentive Plan Awards.” These awards were granted under the 2005 Equity Plan in the form of performance-based RSUs. Consistent with Mattel’s recent performance cycles, the performance goals for the 2008 – 2010 performance cycle are based primarily on the company financial measure of NOPAT less a capital charge, measured against the average of the annual performance goals for each year in the performance cycle (the performance-related component). Company performance goals for each of the three years of the performance cycle are established annually at the beginning of each year. At the end of the 2008 – 2010 performance cycle, the average percentage of targeted performance shares earned annually (between 0% and 150% of targeted amounts) during the performance cycle may be adjusted, upwards or downwards by up to 50%, based on Mattel’s total shareholder return during the performance cycle relative to the performance of the S&P 500 as of January 1, 2008 (the market-related component). The performance-based RSUs vest only upon the achievement of the goals after the end of the three-year cycle. The following provisions apply to the awards in the event of termination of employment:

•	death or disability: full vesting based on performance through the most recent completed year;

•

retirement after attaining age 55 and completing five years of service (and for Messrs. Eckert, Farr, Friedman and Debrowski only, termination by Mattel without cause or by the executive for good reason): pro rata vesting based on the total months worked during the performance period, payable at the end of the three-year performance period based on actual performance; or

•

termination by Mattel without cause or by the executive for good reason following a change of control (assuming the awards have been assumed or substituted by the acquirer): full vesting based on the greater of target or the actual performance through the most recent completed year prior to the date of termination. If the awards are not assumed or substituted by the acquirer, then the foregoing will apply immediately following the change of control.

Option awards. The number of shares underlying the stock options granted to our NEOs in 2008 is shown in Column (j), “All Other Option Awards,” with the corresponding exercise prices shown in Column (k), “Exercise or Base Price of Option Awards,” and the corresponding grant dates in Column (b), “Grant Date.” The grant date fair market value of these options is shown in Column (l), “Grant Date Fair Market Value of Stock and Option Awards.” The actual value, if any, that an executive may realize from an option is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price on the date the option is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

These options were granted under the 2005 Equity Plan. The per-share exercise prices of these options represent the closing price of a share of our common stock in the New York Stock Exchange on the grant date. Except as noted below, the terms and conditions of these options granted to our NEOs are generally the same as those for all other employees who received option grants in 2008, as follows:

•	normal vesting schedule: 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date;

•	original term: 10 years from grant date;

•	termination of employment:

•	termination for cause: vested and unvested options are forfeited;

•

retirement after attaining age 55 and completing five years of service, death or disability, in each case at least six months after grant date: options vest in full and remain exercisable for five years (or to the end of their original term, if shorter); or

•

any other termination: vested options remain exercisable for 90 days (or to the end of their original term, if shorter), and unvested options are forfeited, except that if the termination occurs during the first 18 months after a change of control, the 90-day period is extended to two years; and

•	change of control: all unvested options vest.

As required by their employment agreements, the options granted to Messrs. Eckert, Farr, Friedman and Debrowski have different provisions for termination of employment. Mr. Eckert’s options will vest in full, and remain exercisable until the end of their original term, if his employment is terminated as a result of his death or disability, by Mattel without cause, by him for good reason or by him during the 30-day period beginning six months after a change of control. Messrs. Farr’s, Friedman’s and Debrowski’s options will vest in full if their employment is terminated by Mattel without cause, by the executive for good reason or by the Executive during the 30-day period beginning six months after a change of control. In such a case, Mr. Farr’s options granted after March 30, 2000 will also remain exercisable for a minimum of two years.

OUTSTANDING EQUITY AWARDS AT 2008 YEAR-END

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	0 74,250 198,000 375,000 375,000 375,000 375,000 2,000,000	483,729 150,750 102,000 0 0 0 0 0	— — — — — — — —	$ $ $ $ $ $ $ $	20.4800 23.5800 17.9400 18.7100 16.9600 19.4300 20.0400 11.2500	08/01/2018 08/01/2017 08/01/2016 08/01/2015 04/30/2014 07/31/2013 05/22/2012 05/16/2010	89,518 100,000 50,000 — — — — —	1,432,288 1,600,000 800,000 — — — — —	308,642 — — — — — — —	4,938,272 — — — — — — —
Kevin M. Farr Chief Financial Officer	0 15,468 41,250 125,000 125,000 125,000 85,000 200,000	105,541 31,407 21,250 0 0 0 0 0	— — — — — — — —	$ $ $ $ $ $ $ $	20.4800 23.5800 17.9400 18.7100 16.9600 19.4300 20.0400 11.8750	08/01/2018 08/01/2017 08/01/2016 08/01/2015 04/30/2014 07/31/2013 05/22/2012 03/30/2010	19,531 21,000 10,000 — — — — —	312,496 336,000 160,000 — — — — —	67,340 — — — — — — —	1,077,440 — — — — — — —
Neil B. Friedman President, Mattel Brands	0 37,125 99,000 250,000 250,000 250,000 150,000 200,000	219,877 75,375 51,000 0 0 0 0 0	— — — — — — — —	$ $ $ $ $ $ $ $	20.4800 23.5800 17.9400 18.7100 16.9600 19.4300 20.0400 11.8750	08/01/2018 08/01/2017 08/01/2016 08/01/2015 04/30/2014 07/31/2013 05/22/2012 03/30/2010	40,690 50,000 25,000 — — — — —	651,040 800,000 400,000 — — — — —	140,292 — — — — — — —	2,244,672 — — — — — — —
Bryan G. Stockton President, International	0 12,375 33,000 100,000 100,000 125,000 75,000 125,000	105,541 25,125 17,000 0 0 0 0 0	— — — — — — — —	$ $ $ $ $ $ $ $	20.4800 23.5800 17.9400 18.7100 16.9600 19.4300 20.0400 15.5000	08/01/2018 08/01/2017 08/01/2016 08/01/2015 04/30/2014 07/31/2013 05/22/2012 11/07/2010	19,531 17,000 8,500 — — — — —	312,496 272,000 136,000 — — — — —	67,340 — — — — — — —	1,077,440 — — — — — — —
Thomas A. Debrowski Executive Vice President, Worldwide Operations	0 12,375 33,000 100,000 100,000 100,000 85,000	92,348 25,125 17,000 0 0 0 0	— — — — — — —	$ $ $ $ $ $ $	20.4800 23.5800 17.9400 18.7100 16.9600 19.4300 20.0400	08/01/2018 08/01/2017 08/01/2016 08/01/2015 04/30/2014 07/31/2013 05/22/2012	17,090 17,000 8,500 — — — —	273,440 272,000 136,000 — — — —	67,340 — — — — — —	1,077,440 — — — — — —

Footnotes to Outstanding Equity Awards at 2008 Year-End Table:

(1)	The vesting schedule for vested options listed in Column (b), “Number of Securities Underlying Unexercised Options—Exercisable,” is explained in the narrative disclosure below.

(2)	The vesting schedule for unvested options listed in Column (c), “Number of Securities Underlying Unexercised Options—Unexercisable,” is explained in the narrative disclosure below.

(3)	The vesting schedule for unvested RSUs with a grant date of August 1, 2008 reflected in Column (g), “Number of Shares or Units of Stock That Have Not Vested,” is as follows:

•

The 89,518 RSUs granted to Mr. Eckert, the 40,690 RSUs granted to Mr. Friedman, the 19,531 RSUs granted to each of Messrs. Farr and Stockton and the 17,090 RSUs granted to Mr. Debrowski will vest 50% on August 1, 2010 and 50% on August 1, 2011.

(4)	Column (h), “Market Value of Shares or Units of Stock That Have Not Vested,” shows the value of these unvested RSU awards, calculated as the market value of the underlying shares, based on the $16 per share closing price of Mattel’s common stock on December 31, 2008.

(5)	Column (i), “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” shows the number of shares underlying the performance-based RSUs granted under the LTIP for the 2008-2010 performance cycle if the target level is achieved, as described in “Compensation Disclosure and Analysis—Elements of Executive Compensation and Benefits—Long-Term Incentives.”

(6)	Column (j), “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” shows the value of the target level shares, calculated as the market value of the underlying shares based on the $16 per share closing price of Mattel’s common stock on December 31, 2008.

Narrative Disclosure to Outstanding Equity Awards at 2008 Year-End Table:

For the NEOs other than Mr. Eckert, a portion of the exercisable options shown in Column (b), “Number of Shares Underlying Unexercised Options,” were vested on an accelerated basis in 2005. As Mattel has previously disclosed, in December 2005 the Compensation Committee approved the accelerated vesting of all outstanding unvested stock options with an exercise price of $16.09 or greater granted to employees other than Mr. Eckert under the company’s 1996 Stock Option Plan, 1999 Stock Option Plan and the 2005 Equity Plan. Options held by Mr. Eckert and by non-employee members of the Board were excluded from the acceleration. The effective date of the acceleration was December 28, 2005; on that date, the closing price of Mattel’s common stock on the New York Stock Exchange was $15.95 per share. The primary purpose of the accelerated vesting was to enable Mattel to avoid recognizing future compensation expense associated with the accelerated stock options under the adoption by Mattel in 2006 of SFAS 123R. The number of shares subject to, and exercise prices of, the options as to which vesting was accelerated were not changed.

The vesting schedules of all options shown in Columns (b) and (c) of the Outstanding Equity Awards at 2008 Year-End table above are shown in the following chart:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Robert A. Eckert Chairman of the Board and Chief Executive Officer	0	—	483,729	159,630 vest on 08/1/2009 159,631 vest on 08/1/2010 164,468 vest on 08/1/2011	20.48	08/1/2018
	74,250	74,250 vested on 08/1/2008	150,750	74,250 vest on 08/1/2009 76,500 vest on 08/1/2010	23.58	08/1/2017
	198,000	99,000 vested on 08/1/2007 99,000 vested on 08/1/2008	102,000	102,000 vest on 08/1/2009	17.94	08/1/2016
	375,000	37,500 vested on 02/1/2006 37,500 vested on 08/1/2006 75,000 vested on 02/1/2007 75,000 vested on 08/1/2007 75,000 vested on 02/1/2008 75,000 vested on 08/1/2008	0	—	18.71	08/1/2015
	375,000	37,500 vested on 10/31/2004 37,500 vested on 04/30/2005 75,000 vested on 10/31/2005 75,000 vested on 04/30/2006 75,000 vested on 10/31/2006 75,000 vested on 04/30/2007	0	—	16.96	04/30/2014
	375,000	37,500 vested on 01/31/2004 37,500 vested on 07/31/2004 75,000 vested on 01/31/2005 75,000 vested on 07/31/2005 75,000 vested on 01/31/2006 75,000 vested on 07/31/2006	0	—	19.43	07/31/2013
	375,000	37,500 vested on 11/22/2002 37,500 vested on 05/22/2003 75,000 vested on 11/22/2003 75,000 vested on 05/22/2004 75,000 vested on 11/22/2004 75,000 vested on 05/22/2005	0	—	20.04	05/22/2012
	2,000,000	750,000 vested on 05/16/2000 750,000 vested on 05/16/2001 750,000 vested on 05/16/2002 750,000 vested on 05/16/2003	0	—	11.25	05/16/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Kevin M. Farr Chief Financial Officer	0	—	105,541	34,828 vest on 8/1/2009 34,829 vest on 8/1/2010 35,884 vest on 8/1/2011	20.48	8/1/2018
	15,468	15,468 vested on 08/1/2008	31,407	15,469 vest on 8/1/2009 15,938 vest on 8/1/2010	23.58	8/1/2017
	41,250	20,625 vested on 08/1/2007 20,625 vested on 08/1/2008	21,250	21,250 vest on 8/1/2009	17.94	8/1/2016
	125,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 12,500 were to vest on 2/1/2006 12,500 were to vest on 8/1/2006 25,000 were to vest on 2/1/2007 25,000 were to vest on 8/1/2007 25,000 were to vest on 2/1/2008 25,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	125,000	12,500 vested on 10/31/2004 12,500 vested on 04/30/2005 25,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 75,000; original vesting schedule was: 25,000 were to vest on 04/30/2006 25,000 were to vest on 10/31/2006 25,000 were to vest on 04/30/2007	0	—	16.96	4/30/2014
	125,000	12,500 vested on 01/31/2004 12,500 vested on 07/31/2004 25,000 vested on 01/31/2005 25,000 vested on 07/31/2005 Vesting accelerated to 12/28/2005 on 50,000; original vesting schedule was: 25,000 were to vest on 01/31/2006 25,000 were to vest on 07/31/2006	0	—	19.43	7/31/2013
	85,000	8,500 vested on 11/22/2002 8,500 vested on 05/22/2003 17,000 vested on 11/22/2003 17,000 vested on 05/22/2004 17,000 vested on 11/22/2004 17,000 vested on 05/22/2005	0	—	20.04	5/22/2012
	200,000	20,000 vested on 09/30/2000 20,000 vested on 03/30/2001 40,000 vested on 09/30/2001 40,000 vested on 03/30/2002 40,000 vested on 09/30/2002 40,000 vested on 03/30/2003	0	—	11.875	3/30/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Neil B. Friedman President, Mattel Brands	0	—	219,877	72,559 vest on 8/1/2009 72,559 vest on 8/1/2010 74,759 vest on 8/1/2011	20.48	8/1/2018
	37,125	37,125 vested on 8/1/2008	75,375	37,125 vest on 8/1/2009 38,250 vest on 8/1/2010	23.58	8/1/2017
	99,000	49,500 vested on 08/1/2007 49,500 vested on 08/1/2008	51,000	51,000 vest on 8/1/2009	17.94	8/1/2016
	250,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 25,000 were to vest on 2/1/2006 25,000 were to vest on 8/1/2006 50,000 were to vest on 2/1/2007 50,000 were to vest on 8/1/2007 50,000 were to vest on 2/1/2008 50,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	250,000	25,000 vested on 10/31/2004 25,000 vested on 4/30/2005 50,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 150,000; original vesting schedule was: 50,000 were to vest on 4/30/2006 50,000 were to vest on 10/31/2006 50,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014
	250,000	25,000 vested on 1/31/2004 25,000 vested on 7/31/2004 50,000 vested on 1/31/2005 50,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 100,000; original vesting schedule was: 50,000 were to vest on 1/31/2006 50,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013
	150,000	15,000 vested on 11/22/2002 15,000 vested on 5/22/2003 30,000 vested on 11/22/2003 30,000 vested on 5/22/2004 30,000 vested on 11/22/2004 30,000 vested on 5/22/2005	0	—	20.04	5/22/2012
	200,000	100,000 vested on 9/30/2002 100,000 vested on 3/30/2003	0	—	11.875	3/30/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Bryan G. Stockton President, International	0	—	105,541	34,828 vest on 8/1/2009 34,829 vest on 8/1/2010 35,884 vest on 8/1/2011	20.48	8/1/2018
	12,375	12,375 vested on 08/1/2008	25,125	12,375 vest on 8/1/2009 12,750 vest on 8/1/2010	23.58	8/1/2017
	33,000	16,500 vested on 08/1/2007 16,500 vested on 08/1/2008	17,000	17,000 vest on 8/1/2009	17.94	8/1/2016
	100,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 10,000 were to vest on 2/1/2006 10,000 were to vest on 8/1/2006 20,000 were to vest on 2/1/2007 20,000 were to vest on 8/1/2007 20,000 were to vest on 2/1/2008 20,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	100,000	10,000 vested on 10/31/2004 10,000 vested on 4/30/2005 20,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 60,000; original vesting schedule was: 20,000 were to vest on 4/30/2006 20,000 were to vest on 10/31/2006 20,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014
	125,000	12,500 vested on 1/31/2004 12,500 vested on 7/31/2004 25,000 vested on 1/31/2005 25,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 50,000; original vesting schedule was: 25,000 were to vest on 1/31/2006 25,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013
	75,000	7,500 vested on 11/22/2002 7,500 vested on 5/22/2003 15,000 vested on 11/22/2003 15,000 vested on 5/22/2004 15,000 vested on 11/22/2004 15,000 vested on 5/22/2005	0	—	20.04	5/22/2012
	125,000	12,500 vested on 5/7/2001 12,500 vested on 11/7/2001 25,000 vested on 5/7/2002 25,000 vested on 11/7/2002 25,000 vested on 5/7/2003 25,000 vested on 11/7/2003	0	—	15.50	11/7/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Thomas A. Debrowski Executive Vice President, Worldwide Operations	0	—	92,348	30,474 vest on 8/1/2009 30,475 vest on 8/1/2010 31,399 vest on 8/1/2011	20.48	8/1/2018
	12,375	12,375 vested on 08/1/2008	25,125	12,375 vest on 8/1/2009 12,750 vest on 8/1/2010	23.58	8/1/2017
	33,000	16,500 vested on 8/1/2007 16,500 vested on 8/1/2008	17,000	17,000 vest on 8/1/2009	17.94	8/1/2016
	100,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 10,000 were to vest on 2/1/2006 10,000 were to vest on 8/1/2006 20,000 were to vest on 2/1/2007 20,000 were to vest on 8/1/2007 20,000 were to vest on 2/1/2008 20,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	100,000	10,000 vested on 10/31/2004 10,000 vested on 4/30/2005 20,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 60,000; original vesting schedule was: 20,000 were to vest on 4/30/2006 20,000 were to vest on 10/31/2006 20,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014
	100,000	10,000 vested on 1/31/2004 10,000 vested on 7/31/2004 20,000 vested on 1/31/2005 20,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 40,000; original vesting schedule was: 20,000 were to vest on 1/31/2006 20,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013
	85,000	8,500 vested on 11/22/2002 8,500 vested on 5/22/2003 17,000 vested on 11/22/2003 17,000 vested on 5/22/2004 17,000 vested on 11/22/2004 17,000 vested on 5/22/2005	0	—	20.04	5/22/2012

The stock awards shown in Column (g) of the Outstanding Equity Awards at 2008 Year-End table (Number of Shares or Units of Stock That Have Not Vested) include RSUs granted to our NEOs in 2008, 2007 and 2006, and the 2008 RSUs grants are also reflected in the Grants of Plan-Based Awards table above, and the narrative that follows that table. As explained above, the RSUs granted in 2008, 2007 and 2006 and reported in Column (g) of the Outstanding Equity Awards at 2008 Year-End table are time-vested and have dividend equivalent rights, while performance-based RSUs granted in 2008 and reported in Column (i) have no dividend equivalent rights.

OPTION EXERCISES AND STOCK VESTED

The following table gives information for (1) options exercised in 2008, and (2) stock awards vesting in 2008, in each case for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	311,649 311,649 77,860 298,842	3,256,202 3,208,676 780,414 2,988,958	50,000	1,024,000
Kevin M. Farr Chief Financial Officer	3,300 46,700 50,000	35,080 462,115 458,275	10,000	204,800
Neil B. Friedman President, Mattel Brands	—	—	25,000 25,000 757	512,000 361,250 10,939
Bryan G. Stockton President, International	—	—	8,500	174,080
Thomas A. Debrowski Executive Vice President, Worldwide Operations	—	—	8,500	174,080

PENSION BENEFITS

The following table shows the lump sum present value of the accumulated benefit of each NEO under the applicable pension plans as of December 31, 2008. See also the section below entitled “Potential Payments Upon Termination or Change of Control.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2008 ($)
(a)	(b)	(c)	(d)	(e)

Robert A. Eckert(1) Chairman of the Board and Chief Executive Officer	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	8.63	6,691,546	—
	Age 60 Pension under Employment Agreement	8.63	2,083,258	—

Kevin M. Farr Chief Financial Officer	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	17.16	3,800,225	—

Neil B. Friedman(2) President, Mattel Brands	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	11.76	6,864,000	—
	Fisher-Price Pension Plan	9.00	244,137	—
	The Fisher-Price Excess Benefit Plan	8.00	1,673,757	—

Bryan G. Stockton President, International	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	8.15	2,356,123	—

Thomas A. Debrowski Executive Vice President, Worldwide Operations	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	8.13	3,139,518	—

Footnotes to Pension Benefits Table:

(1)	The amount shown in Column (d), “Present Value of Accumulated Benefit,” for Mr. Eckert’s benefit under his Age 60 Pension represents the incremental amount, above the amount of his benefit under the SERP, to which he is entitled under the Age 60 Pension provision of his employment agreement. See the narrative disclosure to the Pension Benefits table for details.

(2)	The amount shown in Column (d), “Present Value of Accumulated Benefit,” for Mr. Friedman’s benefit under the SERP, reflects the reduction of that benefit by the benefits under the Fisher-Price pension plans shown immediately below. See the narrative disclosure to the Pension Benefits table for details.

Narrative Disclosure to Pension Benefits Table

Subject to the satisfaction of age and service requirements, all of our NEOs are eligible for pension benefits under the SERP, which is a nonqualified defined benefit pension plan, described below. Messrs. Eckert and Friedman are eligible for other pension benefits, which are also described below.

Description of SERP Benefits

The SERP provides for supplemental retirement benefits, which are intended to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices.

The SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. The SERP also provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment.

The benefits to our NEOs under the SERP are computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to:

•	60% of the participant’s final average compensation;

times

•	the lesser of (a) one, or (b) a fraction equal to the participant’s credited months of service, up to 180, divided by 180;

less

•

offsets for certain actual and deemed rates of employer contributions to the participant’s accounts under the PIP and the DCPEP and earnings thereon, and for any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Excess Benefit Plan.

For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP, and any special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest.

The SERP benefit for a participant whose employment terminates after age 55 but before age 60 is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. Except as noted below, in order to receive benefits under the SERP, a participant must complete five years of service and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45, subject to offset for long-term disability benefits.

Upon a change of control, the requirement to complete five years of service and attain age 55 in order to receive any SERP benefits is waived. In addition, the provision for forfeiture and recapture of SERP benefits described above does not apply following a termination of employment during the 18-month period after a change of control.

In 2008, the Compensation Committee approved, effective as of January 1, 2009, technical amendments to the SERP to comply with Section 409A of the Internal Revenue Code and to provide participants with the ability to receive their benefit in a lump sum.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that the executives have earned, based on their service and compensation through December 31, 2008, but assuming that they retire at age 60 (age 61 for Mr. Friedman), the earliest date on which they may retire without reduction in the SERP benefit. Other than Mr. Friedman, our NEOs have not reached 60 years of age.

Except as explained below, we used the same assumptions in computing the above amounts as we use for financial reporting purposes, including a discount rate of 6.11% and the 94GAM mortality table. The benefits are calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

(1)	determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2008;

(2)	reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the PIP and DCPEP, as follows:

•	determine the portion of the executive’s account balance(s) as of December 31, 2008 that is attributable to Mattel’s contributions to the defined contribution plans and earnings thereon;

•	roll forward the balance(s) from December 31, 2008 to the date the participant reaches age 60 based on an assumed Stable Value Fund return of 5%;

•	convert the foregoing total into an age 60 single life annuity, using the mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code and an interest rate of 6.5%; and

•	subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit;

(3)	for Mr. Friedman only, further reduce his annuity by his benefits under the Fisher-Price pension plans, expressed as a single life annuity payable at age 60; and

(4)	convert the reduced annuity amount from step 2 (and step 3 for Mr. Friedman) to a lump sum present value as of December 31, 2008.

In order to make the calculation in step 2, we had to project what the overall rate of return on the Stable Value Fund will be from December 31, 2008 through each executive’s 60th birthday (and, with respect to Mr. Friedman, his actual age as of December 31, 2008). We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last ten years.

Mr. Eckert’s Pension Benefits

Mr. Eckert will be eligible to receive benefits under the SERP if he satisfies the plan’s age and service requirements.

Under his employment agreement, Mr. Eckert is guaranteed to receive total pension benefits equal to the Age 60 Pension amount described below, taking into account his benefits under the SERP. The table above shows his accrued benefit under the SERP as of December 31, 2008, which was less than the amount required under the Age 60 Pension. Accordingly, as of December 31, 2008, he also had an accrued benefit under his Age 60 Pension, which is also shown in the table above.

The basic benefit under the Age 60 Pension is determined as an annual benefit, expressed in the form of a single life annuity beginning at age 60, equal to 35% of the greater of (x) his average annual compensation and (y) $2.5 million.

•

Generally, for these purposes, his average annual compensation will equal (1) the average of his salary for the three final years, plus (2) the average of the two highest of his five most recent annual bonuses.

•

However, if Mr. Eckert terminates employment before or after reaching age 60 under circumstances entitling him to severance under his employment agreement—a termination by Mattel without cause, by him for good reason, or by him during the 30-day period beginning six months after a change of control—his average annual compensation is calculated as if he received three more years of base pay at the final level and three years of bonuses based on the severance calculation.

If Mr. Eckert’s employment is terminated before he reaches age 60 and his benefits commence prior to age 60, the Age 60 Pension benefit is reduced by 3% for each full year that he falls short of age 60. Mr. Eckert’s Age 60 Pension will be paid in the same form as his benefit under the SERP is paid.

As noted above, under his employment agreement, to the extent his benefits under the SERP fall short of the required amount described above, the incremental amount is paid under the Age 60 Pension provision.

As of December 31, 2008, Mr. Eckert was 54 years old and had 8.6 years of credited service, all of which represent actual service with Mattel.

Mr. Friedman’s Pension Benefits

Mr. Friedman is eligible to receive benefits under the SERP. As explained above, any benefit that Mr. Friedman may receive under the SERP will be computed with an offset for his benefits under the Fisher-Price pension plans, which are also reflected in the table above. Mr. Friedman’s benefits under the Fisher-Price pension plans are determined under the applicable plan provisions, based on Mr. Friedman’s compensation and service as of December 31, 2008 and assuming that he retires at age 65, which is the normal retirement date under the plans.

The Fisher-Price Pension Plan is a tax-qualified defined benefit plan under which participants receive benefits based upon a percentage of their eligible pay for each year of their participation in the plan. Eligible compensation includes taxable wages, salary, bonuses under sales and management incentive bonus arrangements, as well as overtime, shift differentials, vacation pay, sick pay, jury duty pay, bereavement pay, and elective deferrals under tax-qualified 401(k) plans such as the PIP.

The Internal Revenue Code imposes a limit on the amounts that may be accrued under tax-qualified defined benefit plans. Any amounts that would accrue under the Fisher-Price Pension Plan in excess of these limits is instead provided under the Fisher-Price Excess Benefit Plan. The Fisher-Price Excess Benefit Plan also makes up any loss in benefits under the Fisher-Price Pension Plan as a result of the deferral of compensation pursuant to a nonqualified deferred compensation plan.

Mr. Friedman is fully vested in his benefits under the Fisher-Price pension plans. He ceased accruing additional benefits under these plans after the end of 2005, when he transferred to the Mattel payroll. If he retires at or after age 65, he will receive his full benefits; if he retires before age 65, he will be entitled to receive his full benefits beginning at age 65 or an actuarially reduced benefit beginning any time before he reaches age 65. The actuarial reduction is 0.5% for each month between the date he begins to receive the benefits and his 65th birthday. Benefits under the Fisher-Price Pension Plan are payable in one of the following forms, as elected by the participant: a single life annuity; a single life annuity with a minimum of ten years’ payments; or a 50% joint and survivor annuity with the participant’s spouse. Benefits under the Fisher-Price Excess Plan are payable in a lump sum only. As of December 31, 2008, the present value of Mr. Friedman’s accrued benefit under the Fisher-Price pension plans, assuming benefits commence at age 65, was $1,917,894.

Under Mr. Friedman’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit.

As of December 31, 2008, Mr. Friedman was 61 years old and, for purposes of the SERP, had 11.8 years of credited service, all of which represent actual service with Mattel and Fisher-Price.

SERP Benefits of Other NEOs

Mr. Farr will be eligible to receive benefits under the SERP if the plan’s age and service requirements are met. Under Mr. Farr’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. As of December 31, 2008, Mr. Farr was 51 years old and had 17.2 years of credited service, all of which represent actual service with Mattel.

Mr. Debrowski is eligible to receive benefits under the SERP. Under Mr. Debrowski’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason within 18 months after a change of control, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit. As of December 31, 2008, he was 58 years old and had 8.1 years of credited service, all of which represent actual service with Mattel.

Mr. Stockton is eligible to receive benefits under the SERP. As of December 31, 2008, he was 55 years old and had 8.2 years of credited service, all of which represent actual service with Mattel.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the benefits accrued by our NEOs under the DCPEP as of December 31, 2008.

Name	Executive Contributions in 2008(1) ($)	Registrant Contributions in 2008(2) ($)	Aggregate Earnings in 2008(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2008(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	63,462	116,346	(701,907)	—	1,215,517
Kevin M. Farr Chief Financial Officer	346,862	52,144	117,015	—	2,367,734
Neil B. Friedman President, Mattel Brands	46,154	92,308	(231,621)	—	845,390
Bryan G. Stockton President, International	103,846	59,135	(66,227)	—	631,490
Thomas A. Debrowski Executive Vice President, Worldwide Operations	27,854	55,708	8,773	—	704,079

Footnotes to Nonqualified Deferred Compensation Table:

(1)	Column (b), “Executive Contributions in 2008,” shows the amounts that the NEOs elected to defer in 2008 under the DCPEP. The DCPEP is described in more detail below. These amounts represent compensation earned by the NEOs in 2008, and are therefore also reported in the appropriate columns in the Summary Compensation Table above.

(2)	Column (c), “Registrant Contributions in 2008,” shows the amounts credited in 2008 as company contributions to the accounts of our NEOs under the DCPEP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below; no company discretionary contributions were made. These amounts are also reported in the Summary Compensation Table above, in Column (i), “All Other Compensation.”

(3)	Column (d), “Aggregate Earnings in 2008,” shows the net amounts credited to the DCPEP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table.

(4)	Column (f), “Aggregate Balance at End of 2008,” shows the amounts of the DCPEP account balances at the end of 2008 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in 2007 and 2006 are as follows:

Name	2007	2006
Robert A. Eckert Chairman of the Board and Chief Executive Officer	179,808	179,808
Kevin M. Farr Chief Financial Officer	75,846	75,846
Neil B. Friedman President, Mattel Brands	138,461	138,461
Bryan G. Stockton President, International	141,885	79,442
Thomas A. Debrowski Executive Vice President, Worldwide Operations	83,562	83,562

Narrative Disclosure to Nonqualified Deferred Compensation Table:

The DCPEP allows participants to defer the amounts listed below. All amounts deferred under the DCPEP are reflected in book-keeping accounts.

•	Amounts that a participant elects to defer, including:

•	any amounts that could be deferred under the PIP, but for tax code limitations;

•	up to 90% of base salary (this limit was reduced to 75% effective as of January 1, 2009); and

•	up to 100% of annual MIP cash incentive compensation.

•

Company automatic contributions equal to the automatic contributions that would have been made to the PIP, but for tax code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

•	at least 20 but less than 30 years: 3%;

•	at least 30 but less than 40 years: 4%;

•	at least 40 but less than 45 years: 5%;

•	at least 45 but less than 50 years: 6%;

•	at least 50 but less than 55 years: 7%; or

•	55 years or more: 8%.

•	Company matching contributions of 100% of the first 2% of the participant’s elective deferrals and 50% of the next 4% of the participant’s elective deferrals.

The amounts deferred under each participant’s DCPEP accounts are deemed to be invested in investments chosen by the participant from a range of choices. Currently, the choices include (i) interest at a rate that is reset annually and is below 120% of the applicable federal long-term rate with compounding; (ii) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); and (iii) deemed investment in any of ten externally managed institutional funds, including equity and bond mutual funds. The participant and company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who choose (i) above, the applicable interest rate, and in the case of participants who choose (ii) or (iii) above, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively. In the case of (ii) and (iii), there is no markup over the market rates of return that would have been obtained on investments in Mattel common stock or the externally managed institutional funds. With regard to the phantom stock, when Mattel pays dividends on its common stock, the phantom stock accounts are not credited at a higher rate than is paid to holders of common stock. Thus, the participants’ accounts do not have any “above-market earnings or preferential earnings” as defined in applicable SEC rules and regulations.

We set aside funds to cover our obligations under the DCPEP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

In September 2008, the Board approved technical amendments to the DCPEP to comply with Section 409A of the Internal Revenue Code. The amended DCPEP consists of two plan documents: the first plan document (“Existing Plan Document”) governs amounts deferred under the plan on or prior to December 31, 2004 and that are exempt from Section 409A and a second plan document (“New Plan Document”) governs amounts deferred under the plan on or after January 1, 2005 and that are subject to Section 409A.

The New Plan Document requires participants to make annual deferral and distribution elections prior to the beginning of each calendar year, although newly-hired participants generally may elect to defer base salary earned during the year in which they are hired. A participant may elect to receive his or her annual account balance on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. Under the New Plan Document, participants will receive a distribution of their post-2005 account balances upon the occurrence of a change of control (as defined under Section 409A) and participants may receive accelerated distributions of such amounts in the event of a hardship.

The Existing Plan Document provides participants with more flexibility to make deferral and distribution elections and to change their existing elections. Under the Existing Plan Document, participants may receive their pre-2005 account balances on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. The Existing Plan Document also allows participants to receive accelerated distributions of their pre-2005 account balances in the event of a hardship or for any other reason, subject to a partial forfeiture of a participant’s account balance in the event of a non-hardship accelerated distribution.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of our NEOs has an employment agreement or offer letter that provides for severance payments and benefits to be provided in connection with certain terminations of employment. In addition, some of our employee compensation and benefit plans contain provisions that apply in the event of a change of control, and our NEOs would benefit from these provisions. We summarize below these severance and change-of-control arrangements in effect as of December 31, 2008 and provide estimated values for the payments and benefits that our NEOs would have received in connection with a termination of their employment or a change of control, assuming that event had occurred on December 31, 2008. Under their existing employment agreements, NEOs (other than Mr. Stockton) will be eligible for severance benefits upon termination by Mattel without “cause,” by the executive for “good reason” or in certain circumstances after a “change of control.” For these purposes:

•

“cause” generally means dishonesty intended to enrich the executive at Mattel’s expense; violations of the executive’s employment duties or felonious conduct that harms Mattel; or fraudulent conduct in connection with Mattel’s business;

•	“good reason” generally means any of the following without the executive’s consent:

•	material diminishment of the executive’s position, authority, duties or responsibilities;

•

breach of Mattel’s obligations under the employment agreement to provide compensation and benefits or to obtain the assumption of the employment agreement by a successor company; or any other material breach of the employment agreement by Mattel; and

•

for Messrs. Eckert, Farr and Debrowski, a requirement that the executive relocate to a place other than Mattel’s headquarters in Los Angeles or, for Mr. Eckert, a requirement that he be at an office other than Mattel’s headquarters; and

•

a termination by the executive for any reason during the 30-day period beginning six months after a “change of control,” defined to include acquisition by a third party of 35% or more of the outstanding Mattel stock; a change in our Board, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction stockholders cease to hold more than 50% of our stock, we have a new 35%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

Mr. Eckert may also be eligible for severance benefits if Mattel elects not to renew the term of his employment agreement.

In each case, in order to be entitled to severance benefits, the executive must execute a general release of liability in favor of Mattel and comply with post-employment covenants to protect our confidential information and not to solicit our employees.

Mr. Stockton’s employment offer letter provides that, subject to his execution of a general release of liability in favor of Mattel, he will receive severance benefits if his employment is terminated “involuntarily without cause,” a term not defined in his employment offer letter.

Termination with Severance, No Change of Control

The following table shows the payments and benefits that would have been provided to each of our NEOs, assuming his employment had terminated on December 31, 2008, under circumstances entitling him to severance benefits, but not following a change of control:

	Cash Lump Sum			Value of Pension Benefit(4) ($)	Value of Continuation of Health and Welfare Benefits(5) ($)	Value of Equity Vesting Acceleration Assuming Cash-Out(6) ($)	Value of Fringe Benefits(7) ($)	Total ($)
Name and Principal Position	Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	LTIP Payment(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	9,611,250	1,953,750	1,646,091	13,247,716	39,384	3,832,288	414,558	30,745,037
Kevin M. Farr Chief Financial Officer	3,790,590	538,530	359,147	0	38,346	0	412,593	5,139,206
Neil B. Friedman President, Mattel Brands	5,624,400	874,800	748,224	9,009,367	39,384	1,200,000	221,790	17,717,965
Bryan G. Stockton President, International	2,387,400	0	359,147	2,729,759	6,564	272,000	35,000	5,789,870
Thomas A. Debrowski Executive Vice President, Worldwide Operations	2,359,000	469,500	359,147	3,197,331	17,656	408,000	252,725	7,063,359

Footnotes:

(1)	Column (b), “Multiple of Salary and MIP Bonus,” shows the cash lump sum severance payment provided for in each NEO’s employment agreement or letter, which is based on a multiple of the sum of the executive’s base salary and an amount representing the executive’s annual MIP bonus. The multiple is three for Messrs. Eckert, Farr and Friedman, and two for Messrs. Debrowski and Stockton. The MIP amount is determined as follows: for Mr. Eckert and Mr. Friedman, the greatest of (i) the average of the two highest of the executive’s last three MIP bonuses before the termination of employment, (ii) the greater of the executive’s 2000 and 2001 MIP bonuses, and (iii) the 2000 target MIP bonus amount; for Mr. Farr and Mr. Debrowski, the average of the two highest of the executive’s last three MIP bonuses before the termination of employment; and for Mr. Stockton, the average of his last two MIP bonuses before the termination of employment.

(2)	Column (c), “Current Year MIP Bonus,” shows, for each NEO other than Mr. Stockton, the cash lump sum payment representing his MIP bonus for the year of termination, as computed in the same manner as the MIP bonus amount described in footnote 1 above, but pro-rated to reflect the percentage of the year through the date of termination. In the case of this illustration, there is no pro-ration because termination is assumed to have occurred on the last day of 2008.

(3)	Column (d), “LTIP Payment,” shows, for each NEO, the value of the shares that become payable in the event Mattel terminates the NEO’s employment without cause or the NEO terminates his employment for good reason. The LTIP, which is described in detail in “Compensation Discussion and Analysis –Elements of Executive Officer Compensation and Benefits – Long-Term Incentives,” provides for a pro rata target award based on the total months worked during the performance cycle and actual achievement of performance goals through the end of the performance cycle. The numbers in column (d) assume that actual performance at the end of the performance cycle is equal to target level performance.

(4)	Column (e), “Value of Pension Benefits,” shows the value of the pension benefits of each NEO, taking into account where applicable the enhancements provided for in the SERP and his employment agreement in the case of termination without cause; these amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the Pension Benefits table above. The enhancements are as follows:

•	for Mr. Eckert, $5,789,133, based upon the provisions of his Age 60 Pension as described in the narrative disclosure to the Pension Benefits table above; and

•	for Mr. Friedman, $2,304,490, attributable to the imputation of three additional years of age and service.

Mr. Farr’s pension value is zero because even with the additional three years of imputed age and service provided for in his employment agreement in this scenario, he has not satisfied the SERP’s age requirement to be eligible for a pension benefit.

(5)	Column (f), “Value of Continuation of Health and Welfare Benefits,” shows the value of the aggregate cash payments that would be made to each NEO (other than Mr. Stockton) in an amount equal to the applicable COBRA premiums required to continue the executive’s existing health and welfare benefits for the maximum period provided in the executive’s employment agreement. The maximum period for Messrs. Eckert, Farr and Friedman is three years and the maximum period for Mr. Debrowski is two years. Each executive’s monthly payments would continue for the maximum period regardless of whether the executive elected (or thereafter continued) COBRA coverage, provided that the payments would cease in the event the executive obtained new employment. For Mr. Stockton, column (f) shows the value of the subsidized COBRA premiums that Mr. Stockton would receive for a period of up to six months under Mattel’s executive severance practice. Mr. Stockton would cease to receive the COBRA subsidy if he obtained new employment.

(6)	Column (g), “Value of Equity Vesting Acceleration Assuming Cash-Out,” shows the value of the treatment of equity awards, consisting of stock options and RSUs, in this scenario.

Stock Options. Under Mr. Eckert’s employment agreement, all of his unvested stock options would vest, and each stock option would remain exercisable for its full remaining term. Under Mr. Farr’s employment agreement, all of his unvested stock options would vest; stock options granted on or before March 30, 2000 would remain exercisable for their full remaining term; and stock options granted after that date would remain exercisable for a minimum of two years. Messrs. Friedman’s, Debrowski’s and Stockton’s termination under the circumstances illustrated would be treated as a retirement for purposes of their stock options under the provisions of the applicable plans, and accordingly their unvested stock options would vest, and all of their stock options, other than those granted on August 1, 2008, would remain exercisable for the lesser of five years or their remaining term.

The table above assumes that all stock options would be exercised immediately upon termination of employment. Stock option values included in Column (g) represent the excess of the assumed value of the option shares for which vesting is accelerated over the exercise price for those option shares, using the $16 per share closing price of Mattel common stock on December 31, 2008. If the stock options were not immediately exercised, the value realized by the executives from them could differ from that included in Column (g) of this table. However, this value is not readily ascertainable, since it depends upon a number of unknown factors, such as the date of exercise and the value of the Mattel common stock on that date.

For comparison, if we had included in Column (g) the estimated value of the accelerated options as of December 31, 2008, taking into account their maximum remaining term as described above, and otherwise using the same valuation method as Mattel uses for valuing option grants for financial reporting purposes, the totals shown would have been: for Mr. Eckert, $3,205,672; for Mr. Farr, $113,609; for Mr. Friedman, $610,460; for Mr. Debrowski, $235,290; and for Mr. Stockton, $257,310. In Messrs. Eckert’s, Friedman’s, Debrowski’s and Stockton’s case, the total in Column (g) includes the value of the vesting of RSUs described below. For background on our option valuation methodology, see the discussion of expense calculation in Footnotes 1 and 10 to Mattel’s Consolidated Financial Statements for 2008.

RSUs. Mr. Eckert’s employment agreement provides for vesting of all unvested RSUs; the amount shown represents the value of the RSUs for which vesting would have been accelerated, had his employment terminated under the assumed circumstances, based on a $16 per share closing price of Mattel common stock on December 31, 2008. This value was not reduced to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the Grants of Plan-Based Awards table above. For the remaining NEOs other than Mr. Farr, the NEO’s termination in the scenario illustrated would qualify as a retirement under the 2005 Equity Plan and the NEO would vest in all unvested RSUs granted at least 6 months prior to his termination, other than as described in the footnote to Column (d), “LTIP Payment.” In Mr. Farr’s case, there is no acceleration of vesting of RSUs in the scenario illustrated in this table.

(7)	Column (h), “Value of Fringe Benefits,” shows the value of the continuation of fringe benefits for the period provided in the applicable employment agreement or letter. The values shown represent the maximum period of continuation, although in each case the benefit continuation would stop sooner if the executive obtained new employment. The fringe benefits consist of:

•	for Messrs. Eckert, Friedman and Farr, three years of financial counseling, tax preparation, car allowance, outplacement services and club dues (Mr. Friedman has chosen not to join a club);

•	for Mr. Debrowski, two years of financial counseling, tax preparation, car and club dues; and

•	for Mr. Stockton, one year of outplacement services.

Mr. Debrowski is eligible to purchase his company-provided car for a nominal amount at the end of his period of usage, and the value of this benefit is included in Column (h). Finally, Mattel must transfer the club memberships to the applicable executive for no consideration by March 15th of the year following termination of employment, and the value of this benefit is included in Column (h) for Messrs. Eckert, Farr and Debrowski.

Termination with Severance Following Change of Control

The following table shows the payments and benefits that would have been provided to each of our NEOs, assuming a change of control had occurred on December 31, 2008 and his employment had immediately thereafter terminated under circumstances entitling him or her to severance benefits:

	Cash Lump Sum			Value of Pension Benefit(4) ($)	Value of Continuation of Health and Welfare Benefits(5) ($)	Value of Equity Vesting Acceleration Assuming Cash-Out(6) ($)	Value of Fringe Benefits(7) ($)	Excise Tax Gross-up(8) ($)	Total ($)
Name and Principal Position	Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	LTIP Payment(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	8,281,812	1,953,750	4,938,272	14,081,783	142,233	3,832,288	0	0	33,230,138
Kevin M. Farr Chief Financial Officer	3,790,590	538,530	1,077,440	5,620,116	38,346	808,496	412,593	3,804,448	16,090,559
Neil B. Friedman President, Mattel Brands	5,624,400	874,800	2,244,672	9,009,367	39,384	1,851,040	221,790	0	19,865,453
Bryan G. Stockton President, International	2,387,400	450,000	1,077,440	2,729,759	6,564	720,496	35,000	0	7,406,659
Thomas A. Debrowski Executive Vice President, Worldwide Operations	2,359,000	469,500	1,077,440	4,479,519	17,656	681,440	322,725	0	9,407,280

Footnotes:

(1)	Column (b), “Multiple of Salary and MIP Bonus,” shows the cash lump sum severance payment provided for in each NEO’s employment agreement or offer letter. This is determined in the same manner as described in the previous table, illustrating a non-change-of-control scenario, except for Mr. Farr, whose MIP bonus amount is based on his MIP target, if that amount is higher than the average of the two highest of his three most recent annual bonuses. In the scenario illustrated in this table, Mr. Eckert’s payment was reduced from $9,611,250 to $8,281,812 as a result of a “cut-back” provision in his employment agreement related to the excise tax gross-up, as described in more detail in Footnote (8).

(2)	Column (c), “Current Year MIP Bonus,” shows, for each NEO, the cash lump sum payment representing his MIP bonus for the year of the change of control. The MIP provides that upon a change of control, all participants are paid a MIP bonus equal to the greater of the target amount or the amount determined based upon actual performance through the date of the change of control. This amount is not pro-rated. In the scenario illustrated in this table, the MIP bonus payable under the NEOs’ employment agreements exceeds the MIP bonus payable under the MIP and the former amount is therefore shown in Column (c) for each of Messrs. Eckert, Farr, Friedman and Debrowski.

(3)	Column (d), “LTIP Payment,” shows, for each NEO, the value of the shares that become due in the event Mattel terminates the NEO’s employment without cause or the NEO terminates his employment for good reason following a change of control. The LTIP, which is described in detail in “Compensation Discussion and Analysis—Elements of Executive Officer Compensation and Benefits—Long-Term Incentives,” provides for accelerated vesting of the RSUs based on the greater of target level award opportunity or the actual performance through the most recent completed year prior to the date of termination.

(4)	The amounts shown in Column (e), “Value of Pension Benefit,” include the value of the pension benefits shown in Column (d), “LTIP Payment,” of the previous table, illustrating a non-change-of-control scenario, plus the value of the enhancements to those pension benefits that apply in the change-of-control scenario. As in the previous table, these amounts are expressed as a lump sum present value amount, and would begin to be paid six months following the termination of employment.

The enhancements that apply in the change-of-control scenario as compared to the non-change-of-control scenario illustrated in the previous table are as follows:

•	for Mr. Eckert, $834,067, attributable to the provision of his Age 60 Pension that after a change of control, there is no reduction for each full year below age 60 that he elects to begin his benefit;

•

for Mr. Farr, the entire amount shown in Column (e), attributable to the waiver, upon the change of control, of the requirement to attain age 55 and five years of service in order to receive any SERP benefit; and

•	for Mr. Debrowski, $1,282,188, attributable to imputation of two additional years of age and service.

Mr. Friedman’s and Mr. Stockton’s pension is the same in the change-of-control scenario as in the non-change-of-control scenario illustrated in the previous table.

(5)	The amounts shown in Column (f), “Value of Continuation of Health and Welfare Benefits,” are determined in the same manner as in Column (e) of the previous table, illustrating a non-change-of-control scenario. In addition, Mr. Eckert’s number reflects the value of the vesting of Mattel’s obligation to pay premiums on his supplemental life insurance policy. This value was determined by estimating the cost to Mattel to continue to maintain the policy with a death benefit of $7,500,000, net of the amounts Mr. Eckert would be required to contribute to the policy. In the scenario illustrated in this table, Mr. Eckert’s value also reflects a cut-back of $39,384, as described in more detail in Footnote (8).

(6)	Column (g), “Value of Equity Vesting Acceleration Assuming Cash-Out,” shows the value of the treatment of equity awards, consisting of stock options and RSUs.

Stock Options. Under the terms of the applicable plans, all unvested stock options vest upon a change of control. We have assumed that all stock options would be cancelled upon a change of control in exchange for a cash payment, in each case equal to the excess of the change-of-control price over the exercise price of the option, and we have included the amounts of these assumed cash payments in Column (g) for those stock options, the vesting of which is accelerated as a result of the change of control. The change-of-control price is assumed to equal the $16 per share closing price of Mattel common stock on December 31, 2008. If a change-of-control transaction occurred in which stock options were not cashed out, but were allowed to remain outstanding either as options on Mattel stock or as options on another security, then under the terms of the applicable plans, all stock options would remain exercisable for a minimum of two years after any termination of employment that occurs within 18 months after the change of control (or such longer period as is described in footnote 6 to Column (f) of the previous table). In such a case, the value of the treatment of stock options could differ from that included in Column (g).

RSUs. Under the terms of the RSUs, all unvested units vest and are settled in cash upon a change of control other than as described in the footnote to Column (d). We have included the amounts of these cash payments in Column (g), assuming a change-of-control price equal to the $16 per share closing price of Mattel common stock on December 31, 2008.

(7)	The amounts shown in Column (h), “Value of Fringe Benefits,” are determined in the same manner as in Column (g) of the previous table, illustrating a non-change-of-control scenario, except that in this scenario, Mr. Debrowski is entitled to receive up to two years’ outplacement services in addition to the fringe benefits identified in footnote 7 to Column (h) of the previous table. In the scenario illustrated in this table, Mr. Eckert’s fringe benefits were reduced from $414,558 to $0 as a result of the cut-back provision, as described in more detail in Footnote (8).

(8)	The amounts shown in Column (i), “Excise Tax Gross-Up,” represent the additional amount estimated to be payable to make the applicable executives whole for the federal excise tax on excess parachute payments (including payment of the taxes on the additional amount itself). This excise tax is payable if the value of certain payments that are contingent upon a change of control, referred to as parachute payments, exceeds a safe harbor amount. Our NEOs other than Mr. Stockton will be held harmless against this tax if the value of their “parachute payments” is at least 110% of the safe harbor amount; if the parachute payments do not exceed the safe harbor amount by 110%, then the parachute payments are to be “cut-back” to the safe harbor amount. For purposes of the scenario illustrated in this table, absent Mr. Eckert’s election to do otherwise, the parachute payments were cut-back in the following order: accelerated vesting of underwater options, health and welfare benefits, fringe benefits and cash payments. This cut-back of parachute payments resulted in a $1.78 million reduction for Mr. Eckert as noted in Columns (b), (f) and (h). The valuation of parachute payments for purposes of the excise tax is not, in all cases, the same as the cash value shown in the above table. The computation of the excise tax is complex, is subject to various questions of interpretation, and depends upon a number of variables that cannot be known at this time.

Voluntary Termination, Disability or Death

The circumstances under which each of our NEOs would receive severance, and the severance and other benefits they would receive in the event of a change of control, are explained in the two sections above. If our NEOs’ employment had terminated on December 31, 2008 under other circumstances, they would have been entitled to the following pension benefits under the arrangements described in the Pension Benefits table above:

•	Mr. Eckert: an annual benefit under the Age 60 Pension provision of his employment agreement, in the amount of $953,116 (expressed as a single life annuity), beginning at age 60;

•	Mr. Farr: no pension benefit;

•

Mr. Friedman: an annual benefit of $560,886 (expressed as a single life annuity), beginning six months after his termination of employment, but subject to forfeiture or recapture in certain circumstances;

•

Mr. Stockton: an annual benefit of $220,699 (expressed as a single life annuity), beginning six months after his termination of employment, but subject to forfeiture or recapture in certain circumstances; and

•

Mr. Debrowski: an annual benefit of $274,906 (expressed as a single life annuity), beginning six months after his termination of employment, but subject to forfeiture or recapture in certain circumstances.

In addition, upon a voluntary termination of employment, for Messrs. Eckert and Farr, unvested equity awards would have been forfeited, as described in the narrative disclosures to the Grants of

Plan-Based Awards table and the Outstanding Equity Awards at 2008 Year-End table above, and any options that had already vested would have remained exercisable for the lesser of 90 days or their remaining term. Messrs. Friedman, Stockton and Debrowski had attained age 55 and five years of service as of December 31, 2008, and accordingly their unvested stock options, other than those granted on August 1, 2008, would have vested, and all of their stock options, other than those granted on August 1, 2008, would have remained exercisable for the lesser of five years or their remaining term. However, their unvested RSUs would have been forfeited. Finally, all of our NEOs would have been entitled to receive their balances under the DCPEP as explained in the Nonqualified Deferred Compensation Plan table and the accompanying footnotes and narrative disclosure.

Upon termination of employment for death or disability, each of our NEOs (or their beneficiaries) would become entitled to certain other benefits in addition to the pension benefits described above, including accelerated vesting of certain equity awards as discussed in more detail in the Narrative Disclosure to Grants of Plan-Based Awards table.

In addition, upon termination of employment due to death, for Messrs. Eckert, Farr, Friedman or Debrowski, each respective NEO’s beneficiaries would receive cash payments equal to 50% of the executive’s base salary, and his surviving dependents would receive health and welfare benefits continuation for three years after the executive’s death (two years for Mr. Debrowski’s dependents). Upon termination of employment due to disability, Messrs. Eckert, Farr, Friedman and Debrowski would be eligible for monthly cash payments in an amount equal to the applicable COBRA premium to continue health and welfare benefits for three years after termination of employment (two years for Mr. Debrowski). As of December 31, 2008, the value of cash payments due in connection with termination for death would have been $625,000 for Mr. Eckert, $362,500 for Mr. Farr, $500,000 for Mr. Friedman and $355,000 for Mr. Debrowski, and the value of health and welfare benefits for each of Messrs. Eckert, Farr, Friedman and Debrowski in connection with both death and disability is set forth in Column (f) of the table above titled, “Termination with Severance, No Change of Control.”

DIRECTOR COMPENSATION

The following table shows the compensation of the non-employee members of our Board for 2008.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Michael J. Dolan	162,000	83,675	46,713	15,000	307,388
Dr. Frances D. Fergusson	118,500	43,249	10,939	20,000	192,688
Tully M. Friedman	134,500	48,521	21,465	20,000	224,486
Dominic Ng	150,000	37,857	17,659	15,000	220,516
Vasant M. Prabhu	142,000	25,962	4,174	15,000	187,136
Dr. Andrea L. Rich	122,000	48,521	21,465	15,000	206,986
Ronald L. Sargent	118,500	44,828	26,916	15,000	205,244
Dean A. Scarborough	114,000	33,878	5,181	15,000	168,059
Christopher A. Sinclair	158,000	48,521	21,465	20,000	247,986
G. Craig Sullivan	138,500	48,521	21,465	20,000	228,486
Kathy Brittain White	150,000	48,521	21,465	16,000	235,986

Footnotes to Director Compensation Table:

(1)	Our CEO, Mr. Eckert, is a member of the Board, but does not receive any additional compensation for serving as a director. All of his compensation for his services to Mattel as an employee is shown in the Summary Compensation Table.

(2)	For Messrs. Tully Friedman, Ng, Scarborough and Sullivan, all or a portion of the amounts shown in Column (b), “Fees Earned or Paid in Cash,” were deferred into stock unit accounts. For Mr. Sargent, his Board retainer fee of $100,000 was paid in stock. For Mr. Prabhu, his Board retainer fee of $100,000 was paid 50% in stock and the remainder of the amount shown in Column (b) was paid in cash. See the narrative disclosure below for details.

(3)	Column (c), “Stock Awards,” shows our 2008 financial reporting expense for stock awards (consisting of time-vested RSUs) to our non-employee directors, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Notes 1 and 10 to Mattel’s Consolidated Financial Statements for 2008 and Notes 1 and 8 for 2007. This expense includes amounts attributable to all awards that were unvested for all or any portion of 2008, regardless of when granted. Accordingly, in addition to the expense for awards made in 2008, Column (c) includes expenses for awards granted to our non-employee directors in 2007 (other than Mr. Tully Friedman, Dr. Rich, Mr. Sinclair, Mr. Sullivan and Ms. White), 2006 (other than Messrs. Prabhu and Scarborough) and 2005 (other than Dr. Fergusson, Mr. Ng, Mr. Prabhu and Mr. Scarborough). All of our non-employee directors received the same stock awards, in the form of RSUs, as explained in the narrative disclosure below. The differences in the amounts of our financial reporting expense for the directors’ RSUs arise because of the differences in when they joined the Board, and the fact that RSUs are expensed more quickly for directors who are eligible for retirement.

As of December 31, 2008, the following directors held the following numbers of RSUs that had not vested: Mr. Dolan, 5,000; Dr. Fergusson, 6,500; Mr. Tully Friedman, 5,000; Mr. Ng, 7,500; Mr. Prabhu, 4,500; Dr. Rich, 5,000; Mr. Sargent, 5,000; Mr. Scarborough, 4,500; Mr. Sinclair, 5,000; Mr. Sullivan, 5,000; and Ms. White, 5,000. These amounts include the RSUs that the directors received in 2008, 2007 and 2006.

(4)	Column (d), “Option Awards,” shows our 2008 financial reporting expense for stock options awarded to our non-employee directors, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Footnotes 1 and 10 to Mattel’s Consolidated Financial Statements for 2008 and Notes 1 and 8 for 2007. This expense includes amounts attributable to all options that were unvested for all or any portion of 2008, regardless of when granted. Accordingly, in addition to the expense for options granted in 2008, Column (d) includes expenses for options granted to our non-employee directors in 2007 (other than Mr. Tully Friedman, Mr. Prabhu, Dr. Rich, Mr. Sinclair, Mr. Scarborough, Mr. Sullivan and Ms. White) and granted to Messrs. Dolan and Sargent in 2006, 2005 and 2004, and to Mr. Ng in 2006. All of our non-employee directors receive the same option grants, as explained in the narrative disclosure below. The differences in the amounts of our financial reporting expense for the directors’ options arise because of the differences in when they joined the Board, and the fact that certain annual grants of options are expensed over six months, rather than over the normal three-year vesting period, for directors who are eligible for retirement.

As of December 31, 2008, our non-employee directors held the following number of outstanding, unexercised stock options: Mr. Dolan, 48,000; Dr. Fergusson, 16,500; Mr. Tully Friedman, 87,000; Mr. Ng, 22,500; Mr. Prabhu, 12,000; Dr. Rich, 72,000; Mr. Sargent, 48,000; Mr. Scarborough, 12,000; Mr. Sinclair, 77,000; Mr. Sullivan, 77,000; and Ms. White, 72,000.

(5)	Column (e), “All Other Compensation,” shows the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program for the applicable director. Subject to certain limitations, each non-employee director may recommend that the Mattel Children’s Foundation make gifts of up to a total of $15,000 per year to one or more non-profit public charities that help fulfill the foundation’s mission of serving children in need. The Mattel Children’s Foundation also will match up to $5,000 for any gifts that the director makes on his or her own, subject to certain limitations. The programs may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family.

Narrative Disclosure to Director Compensation Table:

2008 Overview of Director Compensation

Prior to September 2008, non-employee directors received an annual retainer of $65,000 and each non-employee committee chair received an additional annual retainer, the amount of which differed depending upon the committee, as follows: Audit Committee, $20,000; Compensation Committee, $15,000; and all other committees, $10,000. Directors had the option to receive either all or a portion of their annual retainer in the form of shares of Mattel common stock or to defer receipt into an interest-bearing cash or Mattel common stock account under the Director DCP. The directors also received a fee of $2,000 per Board meeting attended, and non-employee committee members received a fee per committee meeting attended. For attendance at committee meetings in person or by videoconference, or by telephone at a committee meeting scheduled as telephonic, the fees were as follows: Audit Committee, $3,000; Compensation Committee, $2,000; Governance and Social

Responsibility Committee, $2,000; and all other committees, $1,500. Attendance by telephone at any Board or committee meeting not scheduled as telephonic was compensated at a reduced rate of $1,000 per meeting.

Prior to September 2008, new members of our Board received equity grants under the 2005 Equity Plan when they first became non-employee directors and continuing directors received annual grants on the date of each annual meeting of stockholders. The initial grants consisted of a nonqualified option for 7,500 shares and 2,500 RSUs with dividend equivalent rights, and annual grants consisted of a nonqualified option for 4,500 shares and 2,000 RSUs, with dividend equivalent rights.

In both the May 2008 and September 2008 Compensation Committee meetings, Cook & Co. recommended that Mattel consider revising its approach to compensating non-employee directors to reflect current market trends and to simplify its compensation structure. Cook & Co. generally recommended that Mattel consider eliminating meeting fees, increasing annual retainers for the non-employee directors and the Compensation Committee chair, a greater weighting toward equity awards in compensating non-employee directors and other revisions to Mattel’s compensation structure to promote higher levels of stock ownership by the non-employee directors. Cook & Co. also recommended that Mattel consider granting fixed-value equity grants to directors instead of fixed-share equity grants.

The Compensation Committee and the Board in its September 2008 meetings approved the following changes:

•	increasing the annual Board retainer from $65,000 to $100,000, effective beginning in 2008;

•	increasing the annual retainer for the Compensation Committee chair from $15,000 to $20,000, effective beginning in 2008;

•	paying a $10,000 annual retainer to each member of the Audit Committee, effective beginning in 2008;

•	eliminating the Board and committee meeting fees, effective in September 2008;

•	granting RSUs to non-employee directors annually with a fixed grant value of $100,000 instead of an annual fixed-share equity grant, effective beginning in 2009;

•	establishing a quarterly vesting schedule for annual RSU grants, effective beginning in 2009; and

•	eliminating initial equity grants to new non-employee directors, effective beginning in September 2008.

In September and November 2008, the Board approved amendments to the Director DCP to comply with Section 409A of the Internal Revenue Code and to allow directors to defer common stock underlying their annual RSU grants under the Director DCP. The Board also amended the plan to allow deemed investments of account balances in the same investment options made available to participants in the DCPEP (including deemed investments in one or more of a number of externally managed institutional funds), beginning in 2009. Prior to the amendment, directors had the option of choosing between deemed investments in (i) a Mattel common stock equivalent or “phantom stock” account or (ii) an interest-bearing account with the same crediting rate as that available under the DCPEP. Similar to the DCPEP, the directors’ accounts do not have any “above-market” earnings or preferential earnings as defined in applicable SEC rules and regulations since the crediting rate investment option will always be set annually lower than the 120% of the applicable federal long-term rate, with compounding, and the rate of return for the externally managed institutional funds and the “phantom stock” accounts track the actual rate of return on the externally managed funds and investments in Mattel’s common stock.

Distribution of amounts deferred under the Director DCP may be paid in a lump sum or 10 annual installments, with payment made or commencing upon a director’s termination of service with the Board or upon the director achieving a specified age not to exceed 72. As of December 31, 2008, the following directors had the following aggregate balances of phantom stock units in the Stock Equivalent Account of the Director DCP: Mr. Tully Friedman, 118,256; Mr. Ng, 13,580; Mr. Scarborough, 9,301; Mr. Sullivan, 37,070; and Ms. White, 5,400.

In January 2009, our Compensation Committee amended the 2005 Equity Plan to eliminate initial equity grants to non-employee directors and to allow for the value-based grants approved by the Board in its September 2008 meeting. See “The Board of Directors and Corporate Governance—Non-Employee Director Stock Ownership” for information regarding the stock ownership requirements for our directors.

The following shows the grant date fair market value of the options and RSUs granted to each non-employee director in 2008:

Grant Date	Restricted Stock Units Granted (#)	Grant Date Fair Market Value of Restricted Stock Units ($)	Stock Options Granted (Number of Shares Underlying Options) (#)	Option Exercise Price ($/Sh)	Grant Date Fair Market Value of Options ($)
05/29/2008 (Annual Grant)	2,000	40,820	4,500	20.41	21,465

The values for options are estimates calculated using the same method as for our financial reporting, using a variation of the Black-Scholes pricing model and the exercise price as set forth in the table above; for background and assumptions see the discussion of expense calculation in Notes 1 and 10 to Mattel’s Consolidated Financial Statements for 2008. For each RSU, the grant date present value is equal to the per share closing price of a share of Mattel common stock ($20.41) on the grant date of May 29, 2008. The actual value, if any, that a non-employee director may realize from RSUs or options is contingent upon the satisfaction of the conditions to vesting in that award, and upon the future value of Mattel common stock. Thus, there is no assurance that the value, if any, eventually realized by the non-employee director will be at or near the amount shown.

The terms and conditions of the RSU grants reflected in the chart above are as follows. Each unit represents a contingent right to receive one share of Mattel common stock. When the units vest, the non-employee director will receive actual shares of our common stock in settlement of the units. (Mattel reserves the right to settle the units in cash equal to the fair market value of the stock, but does not anticipate doing so.) The units have dividend equivalent rights, meaning that for the period before the units vest or are forfeited, Mattel will pay the holder cash equal to the cash dividends that he or she would have received if the units had been an equivalent number of actual shares of Mattel common stock.

Annual grants of RSUs vest (1) 50% on the earlier of the second anniversary of the grant date or the day immediately preceding the second annual meeting of stockholders that occurs after the grant date; and (2) the remainder on the earlier of the third anniversary of the grant date or the day immediately preceding the third annual meeting of stockholders that occurs after the grant date. If a non-employee director leaves our Board, the consequences for the units depend on the circumstances and timing of the severance:

•

if the severance occurs at least six months after the grant date as a result of death, disability or retirement of the Board member aged 55 years or greater with five or more years of service, the units vest in full;

•	if the severance is for cause, all the units will be forfeited; and

•	in all other circumstances, the unvested units will be forfeited.

Under the general terms of the 2005 Equity Plan, upon a change of control, these RSUs would vest immediately.

The terms and conditions of the options granted to our non-employee directors in 2008 are as follows. The options have a term of ten years from the grant date, and have an exercise price equal to the fair market value of Mattel common stock on the grant date. Initial grants are fully vested on the grant date. Annual grants vest (i) 33% on the earlier of the first anniversary of the grant date or the day immediately preceding the first annual meeting of stockholders after the grant date; (ii) an additional 33% on the earlier of the second anniversary of the grant date or the day immediately preceding the second annual meeting of stockholders after the grant date; and (iii) the remaining 34% on the earlier of the third anniversary of the grant date or the day immediately preceding the third annual meeting of stockholders after the grant date. If a non-employee director is removed from our Board for cause, all vested and unvested options terminate immediately. When a non-employee director leaves our Board under other circumstances, the treatment of his or her options is as follows:

•

if the severance occurs at least six months after the grant date as a result of death, disability or retirement of the Board member aged 55 years or greater with five or more years of service, unvested options vest in full to the extent not already vested, and remain exercisable for five years or until the end of their ten-year term, whichever period is shorter; and

•

in other circumstances, unvested options terminate immediately and vested options remain exercisable for 90 days or until the end of their ten-year term, whichever period is shorter, except that if severance occurs during the first 18 months following a change of control, the 90-day period is extended to two years.

Under the general terms of the 2005 Equity Plan, upon a change of control, these options would vest immediately.

All Other Compensation

Mattel reimburses directors for their expenses incurred while traveling on Board business and permits directors to use company aircraft when traveling on Board business, as well as commercial aircraft, charter flights and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs or depreciation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of Mattel are authorized for issuance:

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	24,805,325	18.27	15,122,120	(2)
Equity compensation plans not approved by security holders(3)	595,174	13.39	685,468	(4)
Total	25,400,499	18.15	15,807,588	(4)

(1)	Consists of the Amended and Restated Mattel 1990 Stock Option Plan, the Amended and Restated 1996 Stock Option Plan (“1996 Plan”), the Mattel, Inc. 1997 Premium Price Stock Option Plan (“1997 Plan”), the 2005 Equity Plan and equity compensation plans assumed by Mattel in connection with mergers and acquisitions of the companies that originally established those plans. No additional options may be granted under the assumed plans.

(2)	The maximum number of shares of Mattel common stock for which grants may be made under the 2005 Equity Plan is 50 million. For purposes of calculating the shares that remain available for grants under the 2005 Equity Plan, each stock option or stock appreciation right (“SAR”) is treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to as “full-value grants”) is treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to as the “full-value share debiting rate.” The 2005 Equity Plan calls for an initial full-value share debiting rate of three-to-one, which may be replaced by a higher rate (such as four-to-one or five-to-one) if the Compensation Committee so determines.

These different debiting rates for full-value grants, on the one hand, and stock options and SARs, on the other hand, are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the 2005 Equity Plan. If a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the 2005 Equity Plan will be increased by the number of shares not issued as a result, multiplied by three.

The 2005 Equity Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division, or similar event affecting Mattel, the Compensation Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares of common stock or other securities reserved for grants under the 2005 Equity Plan, the limitations described above, the number and kind of shares or other securities subject to outstanding grants, and the maximum number and kind of shares of common stock or other securities to be granted to non-employee directors.

(3)	Consists of the Mattel 1999 Stock Option Plan (“1999 Plan”), the DCPEP and the Director DCP (the DCPEP and Director DCP are collectively referenced below as the “Deferred Compensation Plans”).

(4)	Excludes shares issuable to Mattel executive officers and directors under the Deferred Compensation Plans, which are described in more detail below. As of December 31, 2008, there were 327,149 hypothetical shares credited to the accounts of participants in the Deferred Compensation Plans. Column (a) includes shares issuable pursuant to outstanding stock options under the 1999 Plan and 62,500 shares issuable pursuant to an outstanding stand-alone stock option held by an officer who is not an NEO. Column (c) includes shares issuable pursuant to 685,468 deferrable RSUs granted to Mr. Eckert under the terms of his employment agreement.

2005 Equity Plan

The 2005 Equity Plan was approved by Mattel’s stockholders at the 2005 Annual Meeting of Stockholders, and as a result, (a) the 1999 Plan and the 1996 Plan terminated on the date of the 2005 Annual Meeting (May 19, 2005), except with regard to grants then outstanding under the 1999 Plan and the 1996 Plan, and (b) no further grants could be made after such date under the 1999 Plan or the 1996 Plan. By its terms, the 1997 Plan terminated on December 31, 2002, except with respect to stock options then outstanding under such Plan.

1999 Stock Option Plan

The 1999 Plan, a non-stockholder approved plan, was adopted by Mattel’s Board on November 4, 1999. No grants have been made under the 1999 Plan since October 31, 2003. On May 19, 2005, the 1999 Plan was terminated except with regard to grants then outstanding under the 1999 Plan. Prior to that date, stock options were granted under the 1999 Plan to employees of Mattel (or any subsidiary corporation) who are neither executive officers of Mattel nor members of the Board at the time of the grant. Options under the 1999 Plan are nonqualified options under federal tax law. Options were granted with an exercise price equal to the market price of Mattel’s common stock on the grant date and generally vest semi-annually over three years. In the event of a change of control (as defined in the 1999 Plan) of Mattel, any unvested options and stock appreciation rights then outstanding would become fully exercisable as of the date of the change of control. As of December 31, 2008, options covering 532,674 shares of common stock were outstanding under the 1999 Plan, no shares remained available for future grants, and options covering 9,317,336 shares had been exercised.

Deferred Compensation Plans

Under the Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCPEP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a stock equivalent account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In 2007, Mattel’s Board adopted a Related Party Transactions Policy regarding the review, approval and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. A copy of the Related Party Transactions Policy was included as an appendix to Mattel’s 2007 Notice of Annual Meeting and Proxy Statement, dated April 12, 2007.

Mattel’s directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions, and they are also instructed and periodically reminded of their obligation to inform Mattel’s legal department of any potential related party transactions. Also, Mattel reviews information about security holders known by Mattel to be beneficial owners of more than five percent of any class of Mattel’s voting securities (see “Principal Stockholders” on page 8) to determine whether there are any relationships with such security holders that might constitute related party transactions.

Mattel is not aware of any related party transactions with any directors, executive officers or more-than-five-percent security holders requiring disclosure under the SEC’s rules or Mattel’s Related Party Transactions Policy.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees Incurred by Mattel for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2008 and 2007:

	2008	2007
Audit fees(1)	$6,141,000	$6,351,000
Audit-related fees(2)	198,000	278,000
Tax fees(3)	2,673,000	1,506,000
All other fees	—	—

Total	$9,012,000	$8,135,000

(1)	Audit fees consisted of fees for professional services provided in connection with the audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of agreed upon procedures engagements and the audit of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $500,000 for 2008 and $407,000 for 2007, and (b) other tax advice, tax consultation and tax planning services of $2,173,000 for 2008 and $1,099,000 for 2007, including expatriate tax services fees of $0 for 2008 and $61,000 for 2007.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by Mattel’s independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•

the term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;

•

the Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;

•

requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence;

•

the Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and

•	the Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The ratification of the selection of Mattel’s independent registered public accounting firm requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless indicated to the contrary, proxies received will be voted for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

STOCKHOLDER PROPOSAL REGARDING

CERTAIN REPORTS BY THE BOARD OF DIRECTORS

Marie-Claude Hessler-Grisel, whose address is 23 rue Oudinot, 75007 Paris, France, has requested that the following proposal be included in this Proxy Statement and has indicated that she intends to bring such proposal before the 2009 Annual Meeting of Stockholders. Ms. Hessler-Grisel has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting her proposal and has advised Mattel that she intends to continue to hold such shares through the date of the 2009 Annual Meeting. Ms. Hessler-Grisel’s proposal and her related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Whereas the shareholders request the Board of Directors to report yearly on the toys manufactured by licensees and sold under Mattel brands. Shareholders need to be reassured about the safety and the quality of those products as well as about the working conditions in which they are manufactured.

Supporting statement

According to Mattel 2007 Global Reporting Initiative report, Mattel also licenses its brands and trademarks to approximately 1000 licensees companies for the production of specialized consumer products such as apparel, software, durable goods and other children’s products. The licensees independently manufacture these products in approximately 3000 contracts factories around the world.

Shareholders cannot but be concerned by the above figures and by the potential risks they represent.

In 2008, no new data were available that would reassure shareholders. On the contrary, audit reports reveal blatant violations of Mattel’s code of conduct not only in subcontractors’ facilities but also in Mattel’s own facilities. To shareholders this is very disquieting news, because it shows that Mattel’s management is not seriously controlling the facilities and not seriously trying to implement the code of conduct. Since the links between licensees and Mattel are even looser, shareholders have every reason to fear major problems regarding safety, quality or working conditions.

The numerous recalls of 2007 have battered the share value of Mattel. More than that they have battered Mattel’s reputation. Despite the damage control, Mattel’s recall of lead-tainted toys remains the reference for tainted products. All over the world, in every media, no information about tainted products, whether milk, toothpaste or food, as far from the toy industry as it may be, appears without a reference to Mattel’s recalls. Time and again, people are reminded of Mattel’s lead-tainted problems. In the US as well as Europe, legislation has been modified due to Mattel’s recalls. The new legislation with its more stringent standards will increase production cost hereby making the improvement of working conditions even more improbable.

Shareholders’ faith in Mattel has been shaken by the recalls of 2007. They fear further problems due to the number of the licensees and their contract factories which represent an obvious risk. Only yearly serious reports about the licensees will help shareholders restore their faith in Mattel.

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

While the Board of Directors agrees that the safety and quality of Mattel licensee products and the working conditions in which Mattel licensee products are manufactured are important issues, public reporting on these issues has been a part of the company’s corporate responsibility commitment for more than a decade. Furthermore, the Board believes that Mattel’s present system of comprehensive periodic public reporting on corporate responsibility matters already meets the needs of our many stakeholders, as well as the essential objectives of the proposal, in an effective and efficient manner. As a result, the Board does not agree that this proposal for more frequent reporting on licensee product is the appropriate way to address these issues nor does it believe that it is in the best interest of Mattel or its stockholders.

Mattel has an established history of publicly reporting on corporate responsibility issues through press releases, the corporate website and most notably the Global Citizenship Reports. The Global Citizenship Reports that Mattel released in 2004 and 2007 (collectively, the “Reports”) communicated to stockholders and other interested parties in a comprehensive way information about the full range of corporate responsibility issues that are important to Mattel as a company and, in the Board’s belief, represent the best format in which to report this information. Copies of the 2007 Global Citizenship Report, the 2004 Corporate Social Responsibility Report and related materials can be obtained free of charge on Mattel’s corporate web site at http://www.mattel.com. While global citizenship reports are an effective tool for communicating with Mattel’s stakeholders, a significant amount of management’s time is required and substantial expense must be incurred in order to produce the reports.

Mattel has committed substantial resources toward preparing the next Global Citizenship Report, which is scheduled for release in July 2009, only two months after the Annual Stockholder Meeting. The upcoming report has been designed to broadly address Mattel’s corporate responsibility initiatives during the reporting period of 2006-2008. It will address the following topics: corporate governance, formation of the corporate responsibility organization, product quality and safety including, the conduct of voluntary recalls, implementation of our Global Manufacturing Principles (“GMP”) (a code of conduct that addresses working conditions and environmental stewardship at our manufacturing plants and the facilities of our vendors and licensees’ vendors), occupational safety performance, sustainability initiatives, philanthropy, consumer relations, development of our people and stakeholder engagement.

With respect to licensing, the report will describe Mattel’s activities including contractual requirements for licensees to meet or exceed all voluntary, mandatory industry and government product safety standards applicable in the region in which the product will be sold and to use an accredited laboratory to verify compliance. From a social compliance perspective, the report will describe the contractual requirement to comply with Mattel’s Global Manufacturing Principles. In addition, the report will describe our procedures to monitor compliance with these requirements.

Because of the breadth and quality of the Global Citizenship Reports as well as the resources necessarily diverted from operations to prepare such reports, the Board does not believe that it is in the best interest of the company or its stockholders to require more frequent reporting on licensee products as is called for in this proposal. During these challenging economic times, serious consideration must be given to how we use our resources in order to ensure the efficient operation of all company activities. Compelling the company to report on such matters annually would not only be extremely costly but also could be detrimental to the company’s ability to achieve the depth and quality of the coverage currently provided in the Global Citizenship Reports. For these reasons, the Board believes the present periodic nature of our Global Citizenship Report is the most appropriate means of communicating with our many stakeholders on corporate responsibility matters as it permits us to report status, explain progress and analyze trends in a meaningful and economical manner.

While the Board appreciates the proponent’s interest, it is the Board’s belief that Mattel’s ongoing Global Citizenship Reports constitute a more efficient, cost effective and comprehensive manner of reporting on corporate responsibility initiatives than the approach suggested in this proposal.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3.

PROPOSAL 4

STOCKHOLDER PROPOSAL REGARDING

SPECIAL SHAREOWNER MEETINGS

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2009 Annual Meeting of Stockholders. Mr. Chevedden has advised Mattel that he has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting his proposal and intends to continue to hold such shares through the date of the 2009 Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the fullest power to call special shareowner meetings consistent with state law.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration.

Statement of John Chevedden

Fidelity and Vanguard supported a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds also favored this right. The Corporate Library and Governance Metrics International have taken special meeting rights into consideration when assigning company ratings.

This proposal topic won impressive 2008 support:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•	The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“D” in corporate governance.

“High Governance Risk Assessment.”

“Very High Concern” in executive pay.

•	CEO pay included perks like club memberships and related tax-gross-ups.

•	Our directors served on boards rated “D” by The Corporate Library:

Robert Eckert	McDonald’s (MCD)
Craig Sullivan	Goodyear (GT)
Kathy Brittain White	Novell (NOVL)

•	Our Lead Director, Tully Freedman, had 24-years tenure—Independence concern.

•	Tully Freedman was also negatively cited as an “Accelerated Vesting” director by The Corporate Library and served on our executive pay committee.

•	At the 2008 annual meeting Robert Eckert said shareholders would have to listen carefully because there was no audio recording of the annual meeting.

•	Robert Eckert would not allow the chairman of the executive pay committee to answer a question at the 2008 annual meeting.

•	Two directors owned no Mattel stock:

Dean Scarborough

Frances Daly Fergusson

•	We had no shareholder right to:

An independent Board Chairman.

Cumulative voting (Removed in 2007).

Fill director vacancies (Removed in 2006).

Call a special meeting.

Vote on executive pay.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings—

Yes on Proposal 4

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

This proposal requests that your Board of Directors amend the Company’s Amended and Restated Bylaws (the “Bylaws”) and other governing documents so that stockholders holding at least 10% of the Company’s common stock (or the lowest percentage allowed by law above 10%) have the right to call special meetings of the stockholders. After consideration of this proposal, the Board of Directors believes that our stockholders’ existing rights to act by written consent, elect directors on an annual basis and submit proposals for consideration at our annual meetings, including nominations for directorships, adequately address the concerns expressed in this proposal. Furthermore, the Board of Directors believes that this proposal would allow a small number of stockholders to distract the Board of Directors and management in order to force them to address matters that may not be of importance to our other stockholders. For these reasons, which are discussed in more detail below, the Board of Directors unanimously recommends you vote AGAINST this proposal.

If the proposal were implemented, a small minority of stockholders would be able to call an unlimited number of special meetings for any reason. A small minority of stockholders should not be able to call an unlimited number of special meetings for any reason and impose its agenda on the majority of stockholders and the Company. The Board believes that this special right should not be available to such a minority of stockholders, particularly since stockholders already have an opportunity to bring matters before stockholders’ meetings on an annual basis and through the written consent process provided for in the Company’s Bylaws. Calling special meetings of stockholders is not a matter to be taken lightly, and should be reserved for extraordinary events and matters that cannot wait until the next annual meeting to be addressed.

Additionally, enabling a minority of stockholders to call special meetings could impose substantial administrative and financial burdens on the Company, and significantly disrupt the conduct of the Company’s business. Calling a special meeting of stockholders at a large public company such as ours is a very expensive and time-consuming affair. Proxy materials have to be prepared and sent to each stockholder of record for each special meeting called, requiring the Company to incur significant legal, printing and distribution costs. Preparing for special meetings also requires considerable attention of senior management, diverting them from managing our operations and executing on our business strategy. By allowing a small group the unlimited ability to call special meetings at any time and for any purpose, the proposal encourages stockholders to use this costly mechanism of a special meeting to serve their narrow interests.

Moreover, more special meetings will not appreciably add to stockholder information or awareness or the ability of stockholders to vote on important matters. The Company’s current disclosure environment includes public filings, news releases, analyst calls, and live investor and analyst meetings that encompass the full spectrum of Company affairs important to stockholders. Stockholders also have the ability to communicate with directors through the stockholder access processes that the Company has developed that are discussed elsewhere in the proxy statement. In addition, each of our directors is elected annually, stockholders have an opportunity to express dissatisfaction with the board’s performance by withholding their votes for one or more director nominees. Under our majority voting bylaw discussed in more detail elsewhere in the proxy statement, any nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Stockholders also already have the right to nominate directors for election through the director nomination procedures that the Company has developed that are discussed elsewhere in the proxy statement. Stockholders can also attend an annual meeting and raise questions or discuss their concerns with the Board at these meetings. Alternatively, if a stockholder feels that a particular matter cannot wait until the next annual stockholders’ meeting, the stockholder can take actions through the written consent process provided for in our Bylaws. Under this bylaw, a stockholder is not required to own a minimum number of shares to solicit consents from other stockholders. In light of all this, minority stockholder groups should not be able to instigate expensive special meetings when they have less onerous and more efficient means of communicating with your Board.

Beyond these protections, Delaware law provides that stockholders must be given the opportunity to vote on major corporate actions such as mergers, the sale or disposition of all or substantially all of the assets of a company, or amendments to a company’s certificate of incorporation. The Listing Standards of the NYSE similarly require us to seek stockholder approval for the issuance of common stock in many circumstances, including in cases that would result in a change in control of the Company. Thus, the opportunity for stockholder votes on important matters is already well established. Under these circumstances, the Bylaws provide that a special meeting of stockholders may be called at any time by a majority of the members of the Board of Directors or the Chief Executive Officer. The Board of Directors believes this is an appropriate corporate governance provision for a public company of our size because it allows the directors or Chief Executive Officer, consistent with their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of stockholders to convene a special meeting or to call a special meeting when required by applicable law.

While the Board appreciates the proponent’s interest, it is the Board’s belief that the Company’s current policies, governing documents, applicable law, and NYSE rules appropriately address how special stockholder meetings may be called and how stockholders may take important actions. The Board is keenly aware of its fiduciary duties and will continue to exercise its business judgment in referring matters to special meetings for consideration when it determines that doing so would be in the best interests of the Company and its stockholders.

For the foregoing reasons, the Board of Directors recommends a vote AGAINST this proposal.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 4.

DEADLINE FOR FUTURE PROPOSALS BY STOCKHOLDERS

Any proposal to conduct business (other than nominations) at a meeting of stockholders that a stockholder desires to have included in Mattel’s proxy materials for the 2010 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by the Secretary of Mattel at Mattel’s principal office no later than November 30, 2009.

Mattel’s Bylaws require a stockholder to give advance notice of any proposal to conduct business, or to present a nomination of one or more candidates for election to the Board, that the stockholder wishes to bring before a meeting of stockholders of Mattel. In general, for business proposals or nominations to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of Mattel during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date. This advance notice must set forth:

•	in the case of a nomination of one or more candidates for the Board, certain information set forth in Mattel’s Bylaws about both the nominee(s) and the stockholder making the nomination; and

•	in all other cases:

•	a brief description of the business to be brought before the meeting and the reasons for conducting that business at the meeting; and

•	certain other information set forth in Mattel’s Bylaws and/or required by law.

If a stockholder desires to have a proposal to conduct business (other than nominations) included in Mattel’s proxy materials for the 2010 annual meeting of stockholders of Mattel and desires to have such proposal brought before the same annual meeting, the stockholder must comply with the applicable rules and regulations of the SEC and the applicable procedures set forth in Mattel’s Bylaws, as described in the two immediately preceding paragraphs. Any required written notices should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012, Attention: Secretary, Mail Stop M1-1516.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2008, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

Mattel will pay the cost of soliciting proxies for the Annual Meeting. We expect that proxies will be solicited principally through the use of the mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $8,500, plus out-of-pocket costs and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at this year’s Annual Meeting.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice of Internet Availability of Proxy Materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile
Secretary

El Segundo, California

March 30, 2009

MATTEL

MATTEL, INC.

333 CONTINENTAL BLVD.

EL SEGUNDO, CA 90245-5012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet for electronic delivery of information and to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. See reverse side for information on voting PIP Shares.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date or the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, on or before May 12, 2009 or the PIP Shares Special Voting Cut-Off Date.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Mattel, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11612

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MATTEL, INC.

The Board of Directors recommends a vote “FOR” all nominees listed.

Vote On Directors For Against Abstain

1. Election of Directors

Nominees:

1a. Michael J. Dolan

1b. Robert A. Eckert

1c. Dr. Frances D. Fergusson

1d. Tully M. Friedman

1e. Dominic Ng

1f. Vasant M. Prahbu

1g. Dr. Andrea L. Rich

1h. Ronald L. Sargent

1i. Dean A. Scarborough

1j. Christopher A. Sinclair

1k. G. Craig Sullivan

1l. Kathy Brittain White

The Board of Directors recommends a vote FOR Proposal #2. For Against Abstain

2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2009.

The Board of Directors recommends a vote AGAINST Proposals #3 and #4.

3. Stockholder proposal regarding certain reports by the Board of Directors.

4. Stockholder proposal regarding special shareowner meetings.

Please indicate if you plan to attend this meeting. Yes No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

MATTEL, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2009 Annual Meeting of Stockholders of Mattel, Inc. will be held on Wednesday, May 13, 2009 at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, CA 90045. We will consider and act on the following items of business at the Annual Meeting:

1. Election of the twelve directors named in the Proxy Statement.

2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2009.

3. A stockholder proposal regarding certain reports by the Board of Directors.

4. A stockholder proposal regarding special shareowner meetings.

5. Such other business as may properly come before the Annual Meeting.

The Mattel, Inc. Proxy Statement describes each of the items of business above in more detail. The Board of Directors recommends a vote FOR each of the twelve directors named in the Proxy Statement, a vote FOR the proposal described above in item 2, and a vote AGAINST the proposals described above in items 3 and 4.

If you were a holder of record of Mattel common stock at the close of business on March 20, 2009, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the above Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-642-1111.

By Order of the Board of Directors

Robert Normile, Secretary

El Segundo, California, March 30, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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MATTEL, INC.

The undersigned stockholder of Mattel, Inc. hereby appoints Robert A. Eckert, Robert Normile and Tully M. Friedman., and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. common stock held of record by the undersigned on March 20, 2009, at the Mattel, Inc. Annual Meeting of Stockholders, to be held on May 13, 2009, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders named herein may vote for substitute nominees at their discretion.

The following applies only with regard to any shares of Mattel, Inc, common stock that you held as a participant in the Mattel, Inc. Personal Investment Plan (“PIP”), a 401(k) plan, as of March 20, 2009 (“PIP Shares”). As a named fiduciary for voting purposes, you hereby direct Wells Fargo Bank, N.A., as Trustee for the PIP, to vote your PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 P.M., Eastern Time, on May 8, 2009 (“PIP Shares Special Voting Cut-Off Date”). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, your PIP Shares will be voted in accordance with the terms of the PIP.

Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

(Continued, and to be marked, dated and signed, on the reverse side)

ADMISSION POLICY

MATTEL, INC.

2009 Annual Meeting of Stockholders

Wednesday, May 13, 2009

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard, Los Angeles, California 90045

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

IMPORTANT:    In order to be admitted to the Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card.    In addition, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE 2009 ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 20, 2009, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 20, 2009.

A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Please note that many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 20, 2009, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 20, 2009, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 20, 2009.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 20, 2009, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on March 20, 2009.

(continued on reverse)

Examples of proof of ownership include the following: (1) an original or a copy of the voting instruction form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 20, 2009, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 20, 2009.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 20, 2009, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 20, 2009, or (2) a brokerage account statement as of a date after March 20, 2009 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 20, 2009.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 20, 2009, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 20, 2009, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 20, 2009, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 20, 2009, in the form of (1) an original or a copy of the voting instruction form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 20, 2009.